SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIRST FOUNDATION INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FIRST FOUNDATION INC.

August __, 2015

Dear Fellow Shareholder:

The Board of Directors and I would like to extend you a cordial invitation to attend the Annual Meeting of Shareholders of First Foundation Inc. (the “Company”). The Annual Meeting will be held on September 29, 2015, at 8:00 A.M. Pacific Time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. We also will discuss the operations of the Company and its wholly-owned subsidiaries, First Foundation Bank and First Foundation Advisors.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You will be able to vote your shares by telephone, over the Internet, or by completing and returning, by mail, a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the accompanying Proxy Statement and on your proxy or voting instruction card.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely:

Ulrich E. Keller, Jr. Chairman of the Board

18101 Von Karman Avenue, Suite 700, Irvine, California 92612 (949) 202-4160

FIRST FOUNDATION INC.

18101 Von Karman Avenue, Suite 700,

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held September 29, 2015

NOTICE TO THE SHAREHOLDERS OF FIRST FOUNDATION INC.:

The 2015 Annual Meeting of Shareholders of First Foundation Inc. (the “Company”) will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, on September 29, 2015, at 8:00 A.M. Pacific Time, for the following purposes:

1.	To elect the 10 nominees, named below, to serve as the Company’s Directors for the ensuing year and until their successors are elected and qualify to serve:

Ulrich E. Keller, Jr., CFP	Warren D. Fix
Scott F. Kavanaugh	John Hakopian
James Brakke	Gerald Larsen
Max Briggs	Mitchell M. Rosenberg, Ph.D.
Victoria Collins, Ph.D., CFP	Coby Sonenshine, J.D., CFA

2.	To amend the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 20,000,000 shares to 70,000,000 shares (Proposal No. 2 or the “Share Increase Amendment”);

3.	To approve the reincorporation of the Company from California to Delaware (Proposal No. 3 or the “Reincorporation Proposal”);

4.	To approve the First Foundation Inc. 2015 Equity Incentive Plan (Proposal No. 4)

5.	To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (Proposal No. 5); and

6.	To approve the adjournment or postponement of the Annual Meeting, if necessary to solicit additional proxies in favor of one or more of the foregoing proposals (Proposal No. 6 or the “Adjournment Proposal”).

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the ten director nominees named above; “FOR” the approval of the Share Increase Amendment (Proposal No. 2); “FOR” the Reincorporation Proposal (Proposal No. 3); “FOR” the approval of the First Foundation Inc. 2015 Equity Incentive Plan (Proposal No. 4); “FOR” the ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as our independent registered public accounting firm for 2015 (Proposal No. 5); and “FOR” the Adjournment Proposal (Proposal No. 6). Additional information regarding these matters is contained in the accompanying Proxy Statement, which shareholders are urged to read.

Only shareholders of record at the close of business on August 14, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please be sure to vote by telephone, over the Internet or by completing, signing and returning the enclosed proxy card in the accompanying postage-paid return envelope, so that your shares may be voted in accordance with your wishes. Voting by any of these methods will not prevent you from voting in person if you choose to attend the Annual Meeting.

By Order of the Board of Directors:

Ulrich E. Keller, Jr. Chairman of the Board

August __, 2015

FIRST FOUNDATION INC.

18101 Von Karman Avenue, Suite 700,

Irvine, California 92612

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held September 29, 2015

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of First Foundation Inc., a California corporation, for its 2015 Annual Meeting of Shareholders which will be held on September 29, 2015, at 8:00 A.M. Pacific Time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. This Proxy Statement will be available to our shareholders, on the internet at [https://                 com/                 ], beginning on ____________, August __, 2015. As a matter of convenience, in this proxy statement we will refer to First Foundation Inc. as “FFI” or as the “Company” or “we,” “us” or “our” and our 2015 Annual Meeting of Shareholders as the “Annual Meeting.”

All shareholders are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by telephone, over the Internet or by completing, signing and returning the enclosed proxy card in the postage-paid return enveloped enclosed for your convenience.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement because you were an owner of record of shares of our common stock as of close of business on August 14, 2015, which is the record date for our Annual Meeting and, therefore, pursuant to applicable law, you are entitled to receive notice of and to vote your shares of common stock at the Annual Meeting. Along with this proxy statement, we are also sending you our 2014 Annual Report to Shareholders (the “Annual Report”).

We intend to begin mailing this proxy statement, the attached Notice of Annual Meeting, the enclosed proxy card and the Annual Report on or about August __, 2015, to all shareholders of record who are entitled to vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each matter presented for a vote of the shareholders; except that if any shareholder present in person at the Annual Meeting announces, prior to the voting, an intention to cumulate votes in the election of directors, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which, at this Annual Meeting, will be 10), multiplied by the number of shares that the shareholder is entitled to vote at the Annual Meeting, and the shareholder may cast all of those votes for a single nominee or may divide those votes among any two or more of the nominees in such proportions as the shareholder may choose. However, in accordance with the applicable provisions of the Company’s Bylaws, no shareholder may cumulate votes for the election of any individual as a director unless that individual’s name has been properly placed in nomination before the voting.

How Can I Vote My Shares?

If you were a shareholder of record on August 14, 2015, you may vote by any of the following methods:

Voting by Telephone or over the Internet. You may vote your shares by telephone by calling, toll-free, [1-800-__-___.] Alternatively, you may vote on the Internet by following the instructions provided at [http://www.investorvote.com/         ]. Telephone and Internet voting are available 24 hours a day until 1:00 A.M. Pacific Time on September 29, 2015. Our telephone and Internet voting procedures are designed to authenticate each shareholder by using an individual control number that is located on your proxy card. If you vote by telephone or on the Internet, you do not need to return your proxy card.

Voting by Mail. As in past years, shareholders may vote by mail, by completing, dating and signing and then returning the enclosed proxy card in the postage-paid return envelope included with this proxy statement.

Voting In Person at the Annual Meeting. As always, you may vote in person if you attend the Annual Meeting.

Even if you vote by telephone, on the Internet or by mail, you may later change your vote by taking, prior to the Annual Meeting, one of the actions described in the subsection below entitled “How Can I Revoke My Proxy and Change My Vote?” or by attending the Annual Meeting and voting in person.

All shares that are properly voted by a shareholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the shareholder’s voting instructions or, if a shareholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

Voting on Other Matters. If other matters are properly presented for a vote of the shareholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies have been received will be voted on such matters. As of the date of this Proxy Statement, we did not know of any other matters to be presented for a vote of the shareholders at the Annual Meeting.

However, if your shares are held in a brokerage or bank account or by a nominee holder, please read the information below under the captions “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted in accordance with your wishes.

Voting Shares Held by Brokers, Banks and Other Nominee Holders

If your shares are held in a brokerage account, by a bank or by a nominee holder, you are deemed to be the “beneficial owner” of those shares, holding them in “street name.” In that event, the broker, bank or other nominee holder is deemed to be the record owner of your shares and, therefore, is entitled to vote your shares. However, under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for the beneficial owner of the shares does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the beneficial owner of the shares. Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4 are deemed to be non-routine proposals.

Therefore, if you hold your shares in street name and want your shares to be voted on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker or bank or other nominee holder. If, however, you want to attend and vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker or other nominee holder and bring it with you to the Annual Meeting.

If you do not provide voting instructions to, and do not obtain a proxy from, your broker, bank or other nominee holder, your shares cannot be voted at the Annual Meeting.

What is the Recommendation of the Board and How Will the Board Vote My Proxy?

The Board of Directors unanimously recommends that the shareholders vote FOR the election of each of the Director-Nominees named below and FOR approval of Proposal Nos. 2, 3, 4, 5 and 6 described below.

If you grant us your proxy to vote your shares, and you do not revoke that proxy prior to or at the Annual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted FOR:

1.	The election of each of the 10 director-nominees named below (Proposal No. 1).

2.	Approval of the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock to 70,000,000 shares from 20,000,000 shares (Proposal No. 2).

3.	Approval of the Company’s reincorporation from California to Delaware (Proposal No. 3).

4.	Approval of the First Foundation Inc. 2015 Equity Incentive Plan (Proposal No. 4).

5.	Ratification of the appointment of Vavrinek Trine Day & Co. LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (Proposal No. 5).

6.	Approval of the adjournment or postponement of the Annual Meeting, if necessary to solicit additional proxies in favor of one or more of the foregoing proposals (Proposal No. 6).

If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your shares are held in a brokerage account or by a nominee, please read the information above under the caption “Voting Shares Held by Brokers, Banks and Other Nominee Holders” regarding how your shares may be voted.

What is the Vote Required to Approve the Proposals that will be Voted on at the Annual Meeting?

Quorum Requirement. Our Bylaws require that a quorum — that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting — be present, either in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Proposal No. 1. Election of Directors. A plurality of the votes cast is required for the election of directors. This means that the 10 nominees for election to the Board who receive the highest number of votes cast will be elected. As a result, any shares voted to “Withhold Authority” and any broker non-votes (which are described below) will not have any effect on the outcome of the election. However, shares voted to “Withhold Authority” and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

Proposal No. 2. Approval of Amendment to the Company’s Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock to 70,000,000 Shares from 20,000,000 Shares. The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this Proposal. As a result, abstentions and broker non-votes will the same effect as a vote “against” this Proposal.

Proposal No. 3. Approval of the Company’s Reincorporation from California to Delaware. The affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock is required to approve this Proposal. As a result, abstentions and broker non-votes will the same effect as votes “against” this Proposal.

Proposal No. 4. Approval of the Company’s 2015 Equity Incentive Plan. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the annual meeting is required to approve this Proposal. As a result, broker non-votes will not affect the outcome of the vote on this Proposal.

Proposal No. 5. Ratification of Appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the Annual Meeting is required to approve this Proposal. As a result, broker non-votes will not affect the outcome of the vote on this Proposal.

Proposal No. 6. Approval of the Adjournment or Postponement of the Annual Meeting. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the Annual Meeting is required to approve this Proposal. As a result, broker non-votes will not affect the outcome of the vote on this Proposal.

What are Broker Non-Votes and How Will They Affect the Voting at the Annual Meeting?

Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine” proposals (such as the ratification of the appointment of independent registered public accountants), if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. If the broker does not receive voting instructions from you, but chooses to vote your shares on a routine matter, then your shares will be deemed to be present by proxy and will count toward a quorum at the Annual Meeting, but will not be counted as having been voted on, and as a result will be deemed to constitute “broker non-votes” with respect to, non-routine proposals which, at this year’s Annual Meeting, will consist of: the Election of Directors (Proposal No. 1), the approval of the Share Increase Amendment (Proposal No. 2), the approval of the Reincorporation Proposal (Proposal No. 3) and the approval of the 2015 Equity Incentive Plan Proposal (Proposal No. 4). We will treat broker non-votes as follows:

•	Broker non-votes will have the same effect as a vote “against” a proposal if approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares, and will be counted as present for quorum purposes.

•	Broker non-votes will not be counted as having been voted, and will not affect the outcome of the voting, on approval of the 2015 Equity Incentive Proposal and on any routine proposal which, to be approved, requires the affirmative vote of the holders of a majority of the shares voted on the proposal, but broker non-votes will be counted as present for quorum purposes.

How Can I Revoke My Proxy and Change My Vote?

If you are a registered owner and have given us your proxy (whether by mail, by telephone or over the Internet), you may change your vote by taking any of the following actions:

•	Sending a written notice to us that you are revoking your proxy, addressed to the Secretary of the Company, at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences. If, however, after sending us a written notice of revocation, you fail to vote your shares by either of the following two methods, then none of your shares can be voted at the Annual Meeting.

•	Sending us another proxy, by mail, dated at a later date than your earlier proxy. However, to be effective, that later-dated proxy must be received by the Company before the Annual Meeting commences and must be dated and signed by you. If you fail to date or fail to sign that later-dated proxy, it will not be treated as a revocation of an earlier-dated proxy and your shares will be voted in accordance with your earlier voting instructions.

•	Attending the Annual Meeting and voting in person in a manner that is different than the voting instructions contained in your earlier proxy or voting instructions.

However, if your shares are held by a broker or by a bank or other nominee holder, you will need to contact your broker, bank or nominee holder if you wish to revoke your earlier voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information regarding the beneficial ownership, as of August 26, 2015, of the Company’s common stock by (i) each person who we knew owned, beneficially, more than 5% of the Company’s outstanding shares, (ii) each of the Company’s directors and each nominee standing for election to the Board at the Annual Meeting, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table below, and (iv) all of the directors and executive officers as a group. As of August 26, 2015, a total of 15,960,464 shares of our common stock were issued and outstanding.

	As of August 26, 2015(1)
Name and Title	Number of Shares Beneficially Owned(2)		Percent of Class
Wellington Management Company, LLP	1,485,000		9.3%
280 Congress Street
Boston, MA 02210
Ulrich Keller, Jr., Executive Chairman	1,396,085	(3)	8.7%
Scott Kavanaugh, Vice Chairman and CEO	689,467		4.3%
James Brakke, Director	61,093		*
Max Briggs, Director	30,958	(4)	*
Victoria Collins, Director	407,810	(5)	2.5%
Warren Fix, Director	82,218	(6)	*
John Hakopian, Director and President of FFA	485,180		3.0%
Gerald Larsen, Director	21,401		*
Mitchell M. Rosenberg, Director	33,701		*
Jacob Sonenshine, Director	40,201		*
David S. DePillo	344,785		2.2%
John Michel	144,000		* %
All Directors and executive officers as a Group (12 persons)	3,736,899		22.4%

*	Less than 1%
(1)	This table is based upon information supplied to us by our officers, directors and principal shareholders. Except as otherwise noted, we believe that each of the shareholders named in the table has sole voting and investment power with respect to all shares of common stock shown as to which he or she is shown to be the beneficial owner, subject to applicable community property laws. The percentage ownership interest of each individual or group is based upon the total number of shares of the Company’s common stock outstanding plus the shares which the respective individual or group has the right to acquire within 60 days after August 26, 2015 through the exercise of stock options or pursuant to any contract.
(2)	Includes shares that may be acquired within 60 days of August 26, 2015 pursuant to the exercise of stock options, as follows: Mr. Keller—95,000 shares; Mr. Kavanaugh—260,000 shares; Messrs. Brakke, Fix, Sonenshine and Dr. Rosenberg,—16,500 shares each; Dr. Collins—45,500 shares; Mr. Hakopian—90,500 shares; Mr. Briggs—15,000 shares; Mr. Larsen—11,000 shares; Mr. Michel—127,000 shares; and all of the directors and executive officers as a group—710,000 shares.
(3)	Includes 100,000 shares beneficially owned by Mr. Keller’s wife, as to which he disclaims beneficial ownership.
(4)	Includes 3,000 shares beneficially owned by Mr. Briggs’ wife, as to which he disclaims beneficial ownership.
(5)	Includes 8,121 shares beneficially owned by Dr. Collins’ husband, as to which she disclaims beneficial ownership.
(6)	Includes 5,000 shares beneficially owned by Mr. Fix’s wife, as to which he disclaims beneficial ownership.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Company’s Bylaws provide that the authorized number of Directors may be any number within a range of 7 and 13, inclusive, with the exact number within that range to be set by the Board of Directors. The Board of Directors has set the authorized number of Directors at 10.

Accordingly, a total of 10 Directors will be elected at the Annual Meeting to hold office until the next annual shareholders’ meeting and until their respective successors are elected and qualify to serve. The Board of Directors has nominated for election the 10 persons named in the table below, all of whom are incumbent Directors. Each of the nominees has consented to serve as a Director if elected at the Annual Meeting. Unless authority to vote has been withheld, the named proxy holders intend to vote the shares represented by the proxies received by them “FOR” the election of all of those 10 nominees. If, prior to the Annual Meeting, any of the Board of Director’s nominees becomes unable to serve, the Board of Directors either will designate a substitute nominee, in which event the proxy holders will vote the proxies received by them for his or her election, or will reduce the authorized number of directors standing for election.

Vote Required and Recommendation of the Board of Directors

Under California law, the 10 nominees receiving the highest number of votes cast by holders of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting will be elected to serve as the Directors of the Company until the next annual shareholders’ meeting and until their respective successors are elected and have qualified to serve. As a result, although shares as to which the authority to vote is withheld will be counted, they will have no practical effect on the outcome of the election of Directors.

If, prior to voting, any record shareholder announces at the Annual Meeting an intention to cumulate votes in the election of the Directors, the proxy holders named on the enclosed proxy card will have the discretionary authority to allocate and cast the votes represented by the proxies they hold among the nominees named below as to whom authority to vote has not been withheld in such proportions as they deem appropriate in order to elect as many of those nominees as is possible.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees

Set forth below is the name, age and position with the Company of each of the nominees selected by the Board of Directors to stand for election to the Board at the Annual Meeting. All of the nominees named below were elected to the Board by the shareholders at last year’s annual meeting. The business address for all of these nominees is 18101 Von Karman Avenue, Suite 700, Irvine, California 92612.

Name	Age	Director Since	Positions with FFI

Ulrich E. Keller, Jr., CFP	58	2007	Executive Chairman and Director

Scott F. Kavanaugh	54	2007	Chief Executive Officer, Vice Chairman and Director

James Brakke	73	2007	Director

Max Briggs	50	2012	Director

Victoria Collins, Ph.D., CFP	72	2007	Director

Warren D. Fix, CPA	77	2007	Director

John Hakopian	47	2007	Director, President of FFA

Gerald Larsen	66	2013	Director

Mitchell M. Rosenberg, Ph.D	61	2007	Director

Coby Sonenshine, J.D., CFA	44	2007	Director

Seven of the Company’s 10 directors have been determined to be independent directors, because they have not been employed nor have they received any compensation from the Company or any of its subsidiaries during the past three years, other than compensation for their service on the Board and on Board Committees. Those directors are Dr. Collins and Messrs. Brakke, Briggs, Fix, Larsen, Rosenberg and Sonenshine.

Set forth below is a summary of the business experience and qualifications of the nominees named above who are standing for election to the Board at the Annual Meeting.

Ulrich Keller, Jr., CFP. Mr. Keller is one of the founders of the Company and currently is the Executive Chairman of FFI and its wholly-owned subsidiary, First Foundation Advisors (“FFA”). Mr. Keller served as Chief Executive Officer (“CEO”) of FFA from 1990, when it began operations as a fee-only investment advisor, until December 2009, at which time he became its Executive Chairman. In 2007, Mr. Keller became the Executive Chairman of FFI and from June 2007 until December 2009 he also served as the CEO of FFI. Mr. Keller earned a Bachelor of Science degree in Finance from San Diego State University. Mr. Keller serves as a member of the University of California, Irvine Foundation’s Finance & Investment Committee and serves as a Co-Chair for the Dean’s Advisory Board for the Center for Investment and Wealth Management at the Paul Merage School of Business at UCI. As one of the founders of the Company, who played a key role in the development and successful implementation of our business strategy of providing high quality and personalized wealth management and investment advisory services to our clients and the expansion of the financial services we offer our clients, Mr. Keller brings to the Board considerable knowledge and valuable insights about the wealth management and investment advisory business and the Southern California financial services market.

Scott Kavanaugh. Mr. Kavanaugh is, and since December 2009 has been the CEO of FFI, and from June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice- Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly-owned banking subsidiary, First Foundation Bank (“FFB”). Mr. Kavanaugh was a founding shareholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank. During his tenure as an executive officer and director of Commercial Capital Bancorp, Inc. that company became a publicly traded company, listed on NASDAQ, and its total assets grew to more than $1.7 billion. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh earned a Bachelor of Science degree in Business Administration and Accounting at the University of Tennessee and a Masters of Business Administration (“MBA”) degree in Information Systems at North Texas State University. Mr. Kavanaugh is, and since 2008 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh also is, and since December 2013 has been, a member of the boards of directors of NexBank SSB and its parent holding company, NexBank Capital, Inc. From January 2000 until June 2012, Mr. Kavanaugh served as Independent Trustee and Chairman of the Audit Committee, and from June 2012 until December 2013 served as Chairman, of the Highland Mutual Funds, a mutual fund group managed by Highland Capital Management. The Board believes that Mr. Kavanaugh’s extensive experience as an executive officer of banks and other financial services organizations, combined with his experience as a director of both public and private companies, qualifies him to serve as a member of our Board of Directors. In addition, because Mr. Kavanaugh is the Company’s Chief Executive Officer, the Board of Directors believes that his participation as a member of the Board facilitates communication between the outside Board members and management.

James Brakke. Mr. Brakke has served as a director of FFI since 2007. From 2001 until 2006 Mr. Brakke served as a director of Commercial Capital Bancorp, Inc. and from 2000 until 2006, Mr. Brakke served as a director of Commercial Capital Bank. Mr. Brakke is, and since 2001 has been, Executive Vice President and director of the Dealer Protection Group, an insurance brokerage firm that Mr. Brakke co-founded, which specializes in providing insurance products to the automobile industry. Mr. Brakke also serves as a salesperson for Brakke-Schafnitz Insurance Brokers, a commercial insurance brokerage and consulting firm that he co-founded and where he was President and Chairman from 1971 until 2009. Mr. Brakke currently serves as a director of Maury Microwave Corporation and as Chairman of Advanced Wellness and Lasers. Mr. Brakke earned a Bachelor of Science degree in Business and Finance from Colorado State University. Mr. Brakke’s experience as a director of Commercial Capital Bancorp, Inc. and its wholly owned banking subsidiary, Commercial Capital Bank, is valuable to other independent member of the Company’s

Board of Directors. Moreover, we believe Mr. Brakke’s extensive knowledge of the insurance industry provides valuable insight and support for our insurance operations.

Max Briggs, CFP. From 2005 to 2012, Mr. Briggs served as Chairman of the Board of DCB. He was elected as a director of the Company following our acquisition of DCB in August 2012. Mr. Briggs is, and since 1996 has been the President and CEO of FLC Capital Advisors, a wealth management firm with over $300 million of assets under management. Mr. Briggs earned a Business Administration and Finance degree from Stetson University. We believe Mr. Briggs is a valuable member of our Board of Directors due to his knowledge of the banking business, gained from his service as Chairman of DCB, particularly as conducted in Palm Desert, California and its surrounding communities, where we have two of our wealth management offices, and his experience as President and CEO of a wealth management firm.

Victoria Collins, Ph.D. Dr. Collins is and has been a director of FFI since 2007. Beginning in 1990, Dr. Collins served as an executive officer of FFA, including as an Executive Vice President from 1990 until 2009 and as a Senior Managing Director from 2009, until her retirement in December 2011. Dr. Collins currently serves on the Dean’s Advisory Board for the Center for Investment and Wealth Management at the Paul Merage School of Business at the University of California, Irvine. Dr. Collins earned a Bachelor’s of Administration degree in Psychology from San Diego State University, a Master of Arts degree in Educational Psychology from St. Mary’s College and a Doctor of Philosophy (“Ph.D.”) degree in Cognitive Psychology from the University of California, Berkeley. Dr. Collins’ found that her knowledge of psychology was invaluable in her role as an executive officer and a senior wealth manager at FFA. We believe that the Board has found that Dr. Collins brings to the Board valuable insights about FFA’s business from her knowledge of and her experience in wealth management, and her management experience at FFA.

Warren Fix. Mr. Fix has served as a director of FFI since 2007. Mr. Fix is, and since 1992 has been, a partner in The Contrarian Group, a business investment and management company. From 1995 to 2008, Mr. Fix served in various management capacities and on the Board of Directors of WCH, Inc., formerly Candlewood Hotel Company. From 1989 to 1992, Mr. Fix served as President of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions at the Irvine Company, including serving as its Chief Financial Officer (“CFO”) and as a director. Mr. Fix currently serves as a director of Healthcare Trust of America, a publicly traded real estate investment trust, Clark Investment Group, Accel Networks and CT Realty. Mr. Fix earned a Bachelor of Administration degree from Claremont McKenna College. We believe Mr. Fix brings to the Board his knowledge of accounting as a result of his long tenure as CFO of the Irvine Company and his experience as an independent director of both public and private companies.

John Hakopian. Mr. Hakopian is, and since April 2009 has been, the President of FFA and is and since 2007 has been a member of the Company’s Board of Directors. Mr. Hakopian was one of the founders of FFA in 1990, when it began its operations as a fee-based investment advisor and served as its Executive Vice President and Co-Portfolio Manager from 1994 through April 2009. Mr. Hakopian earned a Bachelor of Arts degree in Economics from UCI and a MBA degree in Finance from the University of Southern California. Mr. Hakopian’s extensive knowledge of the Company’s wealth management and investment advisory business makes him a valuable member of the Board who is able to provide the outside Board members with insight in to the operations and risks of that business.

Gerald Larsen, J.D, LL.M, CFP, CPA. Mr. Larsen has served as a director of FFI since 2013 and as a director of FFB since 2008. Mr. Larsen is, and since 1992 has served as the President, Principal and owner of the law firm of Larsen & Risley, located in Costa Mesa, California. Mr. Larsen’s law practice focuses on federal and state taxation, probate, estate planning, partnerships and corporate law. Mr. Larsen earned a Bachelor of Science degree in Accounting from California State University, Northridge, a Juris Doctorate degree from the law school at Stetson University, in Florida, and an LL.M. degree from the University of Florida. We believe that Mr. Larsen’s extensive experience as a tax and estate planning lawyer provides the Board with valuable insights regarding the tax and estate planning aspects of wealth management.

Mitchell Rosenberg, Ph.D. Dr. Rosenberg has served as a director of FFI since 2007. Dr. Rosenberg is, and since 2005 has served as, President and founder of the consulting firm of M. M. Rosenberg & Associates, which provides executive and organizational development services to technology companies, health care businesses and public entities. From 2002 to 2005, Dr. Rosenberg was Chief Executive Officer for The Picerne Group, an international investment firm investing primarily in real estate, and portfolios of loans. Prior to 2002, Dr. Rosenberg served as Executive Vice President and Director of Business Services for Ameriquest Capital Corporation and directed the

Human Resource and Organizational Development functions for Washington Mutual Bank, American Savings Bank and Great Western Bank. Dr. Rosenberg earned a Bachelor of Science degree in Psychology from Ohio University, a Masters of Science degree in Industrial Psychology from California State University, Long Beach, and a Ph.D. degree in Psychology with an emphasis on Organizational Behavior from Claremont Graduate University, which is the graduate university of the Claremont Colleges. We believe that Dr. Rosenberg’s educational and operational experience in managing the human resource and organizational development functions of a number of banking organizations and a real estate investment firm provides insight regarding the Company’s human resource functions, including compensation considerations that will impact the Company’s growth and expansion.

Jacob Sonenshine, J.D., CFA. Mr. Sonenshine has served as a director of FFI since 2007. Mr. Sonenshine is, and since 2012 has served as, co-chief executive officer of Prell Restaurant Group, an operator of fast casual restaurants. From 2006 until 2012, Mr. Sonenshine served as the President and Chief Operating Officer of Professional Retirement Strategy, a retirement planning and entity risk management firm. From 1999 to 2005, Mr. Sonenshine was President and co-founder of RSM EquiCo, an investment bank specializing in mergers and acquisitions of privately-held middle market companies. Mr. Sonenshine currently serves on the Board of New Momentum, LLC, a software firm focusing on brand protection, anti-counterfeiting and channel integrity. Mr. Sonenshine earned a Bachelor of Science degree in economics and a Bachelor of Administration degree in International Relations from the University of Pennsylvania, and a J.D. degree and a MBA degree from the University of Southern California. We believe Mr. Sonenshine’s experience as CEO of a retirement planning firm is valuable to the Board in overseeing FFA’s wealth management and investment advisory business.

There are no family relationships among any of the Company’s directors or executive officers.

Executive Officers

In addition to Messrs. Keller, Kavanaugh and Hakopian, each of whom is an executive officer and an incumbent Director and nominee for re-election to the Board at the Annual Meeting, set forth below are the names and biographical information of our other executive officers:

David S. DePillo. Mr. DePillo, age 54, is, and since May 2015 has been, the President of FFB. Mr. DePillo has more than 25 years of banking and investment management experience. He was most recently at Umpqua Bank, where he served as Executive Vice President from April 2014, following Umpqua’s acquisition of Sterling Savings Bank, until he left to join FFB. He joined Sterling Savings Bank in October 2010 as its chief credit officer and transitioned to chief lending officer in March 2012, until his appointment as Executive Vice President of Umpqua Bank. Previously, Mr. DePillo served as the vice chairman of the board of Fremont General Corporation, a financial services holding company, and of Fremont Investment & Loan, its wholly-owned bank subsidiary. From November 2007 to September 2009, he was the president of both companies. From 1999 through 2006, Mr. DePillo served as the vice chairman, president and chief operating officer of Commercial Capital Bancorp Inc. and its subsidiary companies.

John Michel. Mr. Michel, age 56, is, and since September 2007 has been, the Executive Vice President and CFO of the Company and FFB. Since January 2009, he has also served as the CFO of FFA. Mr. Michel served as the Chief Financial Officer of Sunwest Bank from February 2005 to October 2006 and of Fidelity Federal Bank from September 1998 to December 2001. Mr. Michel earned a Bachelor of Business Administration Accounting degree from the University of Notre Dame.

The Board of Directors

Election of Directors

Our bylaws provide that our directors are to be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected at an annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to applicable California law and the provisions of our bylaws with respect to vacancies on the Board. A vacancy on the Board of Directors shall be deemed to exist (i) in case of the death, resignation or the removal (with or without cause) of any director, (iii) if a director has been declared of unsound mind by order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies on the Board of Directors, other than a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at the next annual or a special meeting of the shareholders called for the purpose of electing directors. A vacancy on the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting of the shareholders at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

Role of the Board of Directors

In accordance with California law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business primarily through discussions with management, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

Our Board members are encouraged to prepare for and to attend all meetings of the Board and the Board committees of which they are members and all meetings of our shareholders. During the fiscal year ended December 31, 2014, the Board of Directors of the Company held a total of 11 meetings and each of the directors attended at least 90% of the total of those meetings and the meetings of the Board committees on which he or she served during 2014, except for Dr. Collins who attended more than 70% of total of those 11 Board meetings and the meetings of the Board committees on which she served during 2014. All of our directors also attended the 2014 Annual Meeting of Shareholders. Although we have no formal policy requiring director attendance at annual meetings of shareholders, we attempt to schedule each annual meeting for a date that is convenient for all directors to attend.

The Board’s Role in Risk Oversight

The Board’s responsibilities in overseeing the Company’s management and business include oversight of the Company’s key risks and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

The risk of incurring losses on the loans we make is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. Accordingly, the Board, as a whole, exercises oversight responsibility over the processes that our management employs to manage those risks. The Board fulfills that oversight responsibility by:

•	monitoring trends in the Company’s loan portfolio and the Company’s allowance for loan losses;

•	establishing internal limits related to the Company’s lending exposure and reviewing and determining whether or not to approve loans in amounts exceeding certain specified limits;

•	reviewing and discussing at least quarterly, and more frequently as the Board may deem to be necessary, reports from FFB’s chief credit officer relating to such matters as (i) risks in the Company’s loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases in the allowance for loan losses, and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention from management;

•	reviewing, at least quarterly, management’s determinations with respect to the adequacy of, and any provisions required to be made to replenish or increase, the allowance for loan losses;

•	reviewing management reports regarding collection efforts with respect to nonperforming loans; and

•	authorizing the retention of, and reviewing the reports of, external loan review consultants with respect to the risks in and the quality of the loan portfolio.

Although risk oversight permeates many elements of the work of the full Board and its committees, the audit committee is responsible for overseeing any other significant risk management processes.

Committees of our Board of Directors

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. The Board has adopted a written charter for each of those committees, and copies of those charters are available in the investor relations section of our website at: http://investor.ff-inc.com. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

The Audit Committee. The Board has established a standing audit committee, the members of which are Mr. Fix, its chairman, and Messrs. Briggs and Larsen. The Board of Directors has determined that all of the members of the audit committee are independent within the meaning of the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors also has determined that each of Messrs. Fix and Briggs meets the definition of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”). The audit committee held five meetings in 2014.

The audit committee’s responsibilities include:

•	Selecting and appointing the Company’s independent auditors, following the committee’s evaluation of their qualifications, preapproving the services to be rendered by them, and determining the fees to be paid the independent auditors for their services to the Company;

•	overseeing the work of and monitoring and evaluating the independent auditors’ performance and independence and making all decisions with respect to the termination of the independent auditors;

•	reviewing all audit and non-audit services to be performed by the independent auditors, taking into consideration whether the provision of any non-audit services by the independent auditors is compatible with maintaining their independence;

•	reviewing and discussing with management and the independent auditors the annual and quarterly financial statements prior to their release;

•	reviewing and discussing with management and our independent auditors the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

•	establishing and overseeing procedures for the receipt, retention and treatment of any complaints that may be received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of questions or concerns regarding accounting or auditing matters;

•	investigating any matter brought to the audit committee’s attention within the scope of its duties and engaging independent counsel and other advisors as the audit committee deems necessary for that purpose;

•	reviewing reports to management prepared by the internal audit function, as well as management’s responses to those reports;

•	reviewing and assessing the adequacy of the committee’s formal written charter on an annual basis;

•	reviewing and deciding whether or not to approve any related party transactions in accordance with the Company’s related party transaction policy; and

•	overseeing such other matters that may be specifically delegated to the audit committee by our Board of Directors.

The Compensation Committee. The Board has established a standing compensation committee, the members of which are Dr. Rosenberg, its chairman, and Messrs. Brakke and Larsen. The Board of Directors has determined that all of the members of the compensation committee are independent within the meaning of the NASDAQ rules applicable to such committees. The compensation committee held two meetings in 2014.

The compensation committee’s responsibilities include:

•	developing, reviewing, and approving our management compensation programs and reporting to the full Board of Directors regarding the adoption and effectiveness of such programs, including

•	cash bonus and cash incentive plans and programs; and

•	equity incentive plans and programs;

•	approving individual grants or awards under cash and equity incentive compensation plans and reporting to the full Board of Directors regarding the terms of such grants or awards;

•	reviewing and approving individual and Company performance goals and objectives that must be achieved for executive officers to earn any performance-contingent cash or equity incentive awards;

•	reviewing and approving the terms of any employment agreement, severance or change in control arrangements, or other compensatory arrangement with any executive officers or other key management employees;

•	reviewing with management the narrative discussion to be included in the annual proxy statements with respect to executive officer and director compensation;

•	reviewing and assessing, on an annual basis, the adequacy of its formal written charter; and

•	overseeing any other matters that may be specifically delegated to the compensation committee by our Board of Directors.

The Nominating and Governance Committee. The Board has established a standing nominating and governance committee, the members of which are Dr. Rosenberg, its chairman, and Messrs. Briggs and Sonenshine. The Board of Directors has determined that all of the members of the nominating and governance committee are independent within the meaning of the NASDAQ rules applicable to such committees. The nominating and governance committee held one meeting in 2014.

The nominating and governance committee’s responsibilities include:

•	identifying and recommending nominees for election to the Board of Directors;

•	making recommendations to the Board of Directors regarding the directors to be appointed to each of its standing committees;

•	developing and recommending corporate governance guidelines for adoption by the Board of Directors; and

•	overseeing annual self-assessments by the directors of the performance of the Board and its committees.

Corporate Governance Principles and Policies

Our Directors believe that sound governance policies and practices provide an important framework to assist them in fulfilling their duties to the Company’s shareholders. Our Board of Directors has adopted the following governance guidelines, which include a number of policies and practices under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under applicable NASDAQ rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and to the maintenance of the Company’s integrity in the marketplace.

Some of the principal subjects covered by those guidelines include:

Codes of Business and Ethical Conduct. Our Board of Directors has adopted a Code of Business and Ethical Conduct for our officers and employees and a Code of Conduct which contains specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer, FFB’s President and other key accounting and financial personnel. A copy of each of these codes is accessible at the Investor Relations section of our website at http://ff-inc.com. We intend to disclose, at that same location on our website, any amendments to and any waivers of the requirements of the Code of Business and Ethical Conduct that may be granted to our Chief Executive Officer or Chief Financial Officer.

Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our executive officers receive incentive compensation as a result of our achievement of financial results measured on the basis of financial statements that are required to be restated, we will become entitled to recoup from those executive officers the amount by which the incentive compensation they had received based on those financial statements exceeds the incentive compensation they would have received had such incentive compensation been determined on the basis of the restated financial statements (“excess compensation”). The Policy further provides that, if the excess compensation was paid or received in shares of common stock and the officer had sold those shares within a year of the public disclosure of the financial statements that were the subject of the accounting restatement, we will be entitled to recoup the net profits realized by the officer from the sale of those shares.

Related Party Transaction Policy. Our Board of Directors has adopted a Related Party Transaction Policy, which provides that, subject to certain limited exceptions, the Company will not enter into or consummate a related party transaction that is determined by the Audit Committee to be materially less favorable from a financial standpoint to the Company than similar transactions between the Company and unaffiliated third parties.

Board Leadership Structure. The Chairman of our Board of Directors is Rick Keller, who is a member of senior management, and our Chief Executive Officer is Scott Kavanaugh. The Board of Directors decided to separate the positions of Chairman and Chief Executive Officer because the board believes that doing so provides the appropriate leadership structure for us at this time, particularly since the separation of those two positions enables our Chief Executive Officer to focus on the management of our business and the development and implementation of strategic initiatives, while the Chairman leads the board of directors in the performance of its responsibilities.

Director Independence and Diversity. SEC rules impose several requirements with respect to the independence of our directors. Our nominating and governance committee and the Board of Directors have evaluated the independence of the members of the Board, the Audit Committee and the Compensation Committee based upon those rules and on the independence standards adopted by the NASDAQ Stock Market which, among other things, require that a board be comprised of at least a majority of independent directors. Our Board of Directors has affirmatively determined that 7 of our 10 directors are independent within the meaning of those rules and standards.

The Board of Directors believes that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the nominating and governance committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, the Board of Directors has not implemented a formal policy with respect to the consideration of diversity for the composition of the Board of Directors.

Director Responsibilities. Directors are expected to act in the best interests of all shareholders; develop and maintain a sound understanding of our business and the industry in which we operate; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

Director Access to Management. Directors will have access to members of management and members of management will provide Board presentations and reports regarding the functional areas of our business for which they are responsible.

Adequate Funding for the Board and its Committees. The Company will provide the funding necessary to enable the Board and each of its committees to retain independent advisors as the Board, or such committees acting independently of the Board, deem to be necessary or appropriate.

Executive Sessions without Management. The independent directors of the Board will hold separate sessions, outside the presence of management, to consider and evaluate the performance of the Company and its management and such other matters as they deem appropriate. In addition, the Audit Committee shall meet separately with the Company’s outside auditors.

Communications with the Board of Directors. Shareholders and other interested persons may communicate with the full Board of Directors, any Board committee, the independent directors as a group or any individual member of the Board in writing by mail addressed to the Corporate Secretary, First Foundation Inc. 18101 Von Karman Avenue, Suite 700, Irvine CA, 92612. All communications will be forwarded to the Board of Directors, the particular committee of the Board or the specified directors or individual director, as appropriate. The Company screens all regular mail for security purposes.

Selection and Nomination of Candidates for Election to the Board of Directors

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, banking or government or established academic credentials and achievements in fields relevant to our businesses. They should be committed to enhancing shareholder value and must represent the interests of all shareholders as opposed to any particular constituency within our shareholders. Directors also should have sufficient time to carry out their duties and to provide insight and practical wisdom, based on their experience, to management. Therefore, their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly their duties as directors of the Company.

The nominating and governance committee recommends to the Board for selection as Board nominees persons who the members of that committee believe are best qualified to serve on the Board. That committee will consider director candidates recommended by shareholders, other members of the Board, officers and employees of the Company and other sources that the committee deems appropriate. Under its charter, the committee also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates. The nominating and governance committee charter directs the committee to evaluate the candidates based upon the totality of their merits and not based upon minimum qualifications or attributes. In considering individual director candidates, the committee takes into account the qualifications and business experience of the other members of the Board to ensure that a broad variety of skill sets and experience beneficial to the Company and its businesses are represented on the Board of Directors. The nominating and governance committee evaluates all director candidates in the same manner regardless of the source of the recommendation. The committee will interview and, when deemed appropriate, will conduct background inquiries about, Board candidates. Some of the criteria used by the committee to evaluate the candidates, including those selected for nomination at the 2015 Annual Meeting, include:

•	personal and professional integrity;

•	independence;

•	absence of conflicts of interest;

•	prior business experience or academic achievements and credentials, including knowledge of the banking business;

•	educational record and achievements;

•	skills that may be relevant to the Company’s business;

•	prior board experience with the Company or other publicly traded companies; and

•	involvement in community, business and civic affairs.

Shareholder Recommendation of Board Candidates. Any shareholder desiring to submit a recommendation for consideration by the nominating and governance committee of a candidate for election to the Board may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of an annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for that annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating shareholder and the person that the nominating shareholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder, on the one hand, and the person that the nominating shareholder is recommending for election to the Board or any other person or persons (naming each such person), on the other hand; (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Board and the nominating and governance committee make no distinction between whether a candidate is recommended by a shareholder or by management and the Board and the nominating and governance committee apply the same process and criteria in evaluating a candidate recommended by a shareholder as it would for a candidate recommended by management.

Shareholder Nominations. Our Bylaws provide that any record shareholder also may nominate, at any annual meeting of shareholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such shareholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. If, however, the date of the annual meeting has been changed by more than 30 calendar days from the first anniversary of the date of the prior year’s meeting, then such notice must have been received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is made. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding each such candidate to be nominated for election to the Board and the nominating shareholder and the written consent of such candidate to be named as a nominee and, if nominated and elected, to serve as a director. Shareholders are advised to review our Bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholders of candidates for election to the Board. Any shareholder nomination at any annual meeting that does not comply with these Bylaw requirements will be ineffective and disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each of our directors and executive officers, and any person who may own more than 10% of our common stock (a “10% Shareholder”), to file reports with the SEC containing information regarding such person’s ownership and changes in ownership of our shares of common stock and of options, warrants or any other rights to purchase shares of our common stock. Our directors and executive officers and any 10% Shareholders are required by SEC regulations to furnish us with copies of all forms that each has filed with the SEC pursuant to Section 16(a) of the Exchange Act.

To our knowledge, based solely on a review of copies of Section 16(a) reports furnished to us and on written representations from such reporting persons, during 2014, all of those persons complied with the Section 16(a) filing requirements, except for a Form 4 filed to report a purchase of 500 shares of the Company’s common stock by Warren Fix, which was inadvertently filed two (2) days late.

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES

OF COMMON STOCK TO 70,000,000 SHARES

(Proposal No. 2)

Article Three of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), currently authorizes the issuance, by Board action, of up to 20,000,000 million shares of our common stock, par value $0.001 per share, and up to 5,000,000 shares of our preferred stock, par value $0.001 per share. As of August 14, 2015, a total of 15,957,964 shares of common stock were issued and outstanding and a total of 1,692,508 shares of common stock were reserved for future issuance under the Company’s shareholder-approved equity incentive plans, leaving a total of just 2,349,528 shares of common stock available for sales of shares in the future.

The Board of Directors has approved, subject to shareholder approval, an amendment to Article Three of the Company’s Articles of Incorporation to increase the authorized number of shares of our common stock to 70,000,000 shares (the “Share Increase Amendment”). The authorized number of shares of preferred stock will remain unchanged at 5,000,000 shares.

The increase in the authorized number of shares of common stock is intended to ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock for future use. While the Company does not have any current intention to sell or issue the shares contemplated by the Share Increase Amendment, this amendment would give the Company the necessary flexibility to issue shares of common stock to raise additional capital to support the Company’s growth initiatives, for general corporate purposes, to use as consideration in business acquisitions, and pursuant to equity-based incentive compensation plans. Having such shares available for issuance in the future will enable us to issue and sell shares of common stock without the expense and delay of a shareholders meeting (except when shareholder approval is required under applicable law or NASDAQ rules). Among other things, any such delay could cause us to lose out on acquisition opportunities when we are competing for those acquisitions with other companies that do have available shares.

Additional shares of common stock authorized for issuance by the Share Increase Amendment, if and when issued, will have the same rights and privileges as the shares of common stock that are currently owned by our shareholders. Our common stock has no preemptive rights to purchase common stock or other securities. In addition, under California law, our shareholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of common stock authorized for future issuance.

If the Share Increase Amendment is approved by our shareholders at the Annual Meeting, then, paragraph (a) of Article Three of the Articles of Incorporation will be amended and restated to read in its entirety as follows:

“(a) The total number of shares which the corporation shall have authority to issue is 75,000,000 shares, comprised of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.”

The proposed increase in the number of authorized shares of the Company’s common stock will not, by itself, change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect on the Company’s current shareholders. However, the issuance of additional shares of common stock authorized by the Share Increase Amendment may occur at times or under circumstances that could result in a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company’s common stock, none of whom have preemptive rights to subscribe for additional shares that the Company may issue.

Although an increase in the number of authorized shares of the Company’s common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares and in authorized shares of common stock is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

If the Share Increase Amendment is approved by our shareholders, then, it will become effective upon filing of a Certificate of Amendment of the Articles of Incorporation of the Company with the California Secretary of State. However, if the shareholders also approve the reincorporation of the Company from California to Delaware (Proposal No. 3) at the Annual Meeting, then the Board of Directors may choose, instead, to give effect to the increase in the authorized number of shares, not by filing the Certificate of Amendment of Articles of Incorporation with the California Secretary of State, but by providing, in the Certificate of Incorporation to be filed in Delaware in connection with the reincorporation, that the Company’s authorized capital stock shall consist of 75,000,000 million shares, comprised of 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Our shareholders will be deemed to have approved this method for effectuating the Share Increase Amendment if they approve both the Share Increase Amendment and the Reincorporation Proposal.

However, even if the Company’s shareholders approve the Share Increase Amendment, the Board retains the discretion under California law not to implement that Amendment. Nevertheless, the Board has no reason to expect that, if the Share Increase Amendment is approved by our shareholders, it would not implement that Amendment.

Vote Required for Approval and Board Recommendation

The affirmative vote of the majority of the outstanding shares of common stock entitled to vote on the Share Increase Amendment is required to amend the Articles of Incorporation to increase the authorized number of shares of common stock to 70,000,000 shares.

The Board unanimously recommends a vote “FOR” approval of the Share Increase Amendment to increase the authorized number of shares of common stock from 20,000,000 shares to 70,000,000 shares.

REINCORPORATION OF THE COMPANY FROM CALIFORNIA TO DELAWARE

(Proposal No. 3)

Introduction

Our Board has unanimously approved a change in our state of incorporation from California to Delaware (the “Reincorporation”), subject to the approval of our shareholders. If approved, the Reincorporation will be effectuated pursuant to the terms of a merger agreement providing for us to merge into a newly formed wholly-owned subsidiary of the Company incorporated in the State of Delaware (“FFI-Delaware”). The name of the Company after the Reincorporation will remain First Foundation Inc. For purposes of the discussion below, the Company as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “FFI-California” or as “we” or “us.”

Shareholders are urged to read this proposal carefully, including the exhibits attached to this Proxy Statement, before voting on the Reincorporation Proposal. The following discussion summarizes material provisions of the proposed Reincorporation. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) that will be entered into by FFI-California and FFI-Delaware in substantially the form attached hereto as Exhibit A, the Certificate of Incorporation of FFI-Delaware to be effective immediately following the Reincorporation (the “Delaware Certificate”), in substantially the form attached hereto as Exhibit B, and the Bylaws of FFI-Delaware to be effective immediately following the Reincorporation (the “Delaware Bylaws”), in substantially the form attached hereto as Exhibit C. Copies of the Articles of Incorporation of FFI-California filed in California, as amended to date (the “California Articles”), and the Bylaws of FFI-California, as amended to date (the “California Bylaws”), are publicly available as exhibits to the reports we have filed with the SEC and also are available for inspection at our principal executive offices. Additionally, we will send copies to shareholders free of charge upon written request to First Foundation Inc., Attention: Corporate Secretary, at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612.

Reasons for the Reincorporation

Because state corporate law governs the internal affairs of a corporation, choice of a state domicile is an extremely important decision for a public company. Management and boards of directors of corporations look to state corporate law, and judicial interpretations of state law, to guide their decision-making on many key issues, including determining appropriate governance policies and procedures, ensuring that boards satisfy their fiduciary obligations to shareholders, and evaluating key strategic alternatives for a corporation, including mergers, acquisitions and divestitures. Our Board and management believe that it is essential for us to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which our governance decisions can be based, and we believe that our shareholders will benefit from the responsiveness of Delaware corporate law and the Delaware judiciary to their needs and to those of the corporation they own. The principal factors the Board considered in deciding to pursue and recommending that our shareholder approve the Reincorporation are summarized below:

•	highly developed and predictable corporate law in Delaware;

•	access to specialized courts; and

•	enhanced ability to attract and retain directors and officers.

Highly Developed and Predictable Corporate Law. Delaware has adopted comprehensive and flexible corporate laws that are revised regularly to meet changing business circumstances. The Delaware legislature is sensitive to and experienced in addressing issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware Secretary of State is viewed as particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for many major American corporations and its corporate law and administrative practices have become comparatively well-known and widely understood. In addition, Delaware case law provides a well-developed body of law defining the proper duties and decision making processes expected of boards of directors in evaluating potential or proposed extraordinary corporate transactions. As a result of these factors, it is anticipated that Delaware law will provide greater efficiency, predictability and flexibility in our legal affairs than is presently available under California law.

Access to Specialized Courts. Delaware offers a system of specialized Chancery Courts to adjudicate cases involving corporate law issues. These courts have developed considerable expertise in dealing with corporate legal issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and have streamlined procedures and processes that help provide relatively quick decisions. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Instead, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, from criminal to civil (including personal injury and marital dissolution cases) or, if federal jurisdiction exists, a federal district court. As a result, corporate law cases brought in California may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent and predictable.

Enhanced Ability to Attract and Retain Directors and Officers. The Board believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, as well as encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our Board. The majority of public companies are incorporated in Delaware. Not only is Delaware law more familiar to directors, it also offers greater certainty and stability from the perspective of those who serve as corporate officers and directors. The parameters of director and officer liability have been more extensively addressed in Delaware court decisions and, therefore, are better defined and better understood than under California law. The Board believes that the Reincorporation will provide appropriate protection for shareholders from possible abuses by directors and officers, while enhancing our ability to recruit and retain directors and officers. In this regard, it should be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers.

Adoption of Majority Vote Standard for Board of Director Elections

Based on the Board’s belief that directors should be elected by majority vote, the Delaware Bylaws include a majority-voting standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” in the election of directors for his or her election to the Board. The majority vote standard will require any director who was elected to the Board by a plurality, but not a majority, of the votes cast in an uncontested election to tender his or her resignation from the Board. The Board will then have the choice of either accepting or rejecting the resignation. However, if the Board decides to reject the resignation, it will be required to disclose publicly the reasons for that decision. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “majority of the votes cast” means that the number of votes “FOR” a director-nominee must exceed 50% of the total number of votes cast in his or her election. Shares voted as “withhold authority” to vote on the election of a nominee will count as votes cast against the nominee’s election. On the other hand, in a contested election, directors will be elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

Mechanics of the Reincorporation

The Reincorporation will be effectuated by the merger of FFI-California with and into FFI-Delaware, a wholly-owned subsidiary of the Company that recently has been incorporated under the Delaware General Corporation Law (the “DGCL”) for purposes of the Reincorporation. The Company, as it currently exists as a California corporation, will cease to exist as a result of the merger, and FFI-Delaware will be the surviving corporation and will continue to operate our businesses as they were operated prior to the Reincorporation. The existing holders of our common stock will own all of the outstanding shares of FFI-Delaware common stock, and there will be no change in number of shares owned by or in the percentage ownership of any shareholder as a result of the Reincorporation. Assuming approval of the Reincorporation Proposal, we currently intend to effectuate the Reincorporation as soon as reasonably practicable following the Annual Meeting.

At the time and date on which the Reincorporation becomes effective (the “Effective Time”), we will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. Although the Delaware Certificate and the Delaware Bylaws contain many provisions that are similar to the provisions of the California Articles and the California Bylaws, they do include certain provisions that are different from the provisions contained in the California Articles and the California Bylaws or under the California General Corporation Law (the “CGCL”), as described in more detail below.

Changes to the Business of the Company as a Result of the Reincorporation

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or capitalization of the Company, nor will it result in any change in location of our current officers or employees. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our principal executive offices located at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612 and at our wealth management and banking offices. The consolidated financial condition and results of operations of FFI-Delaware immediately after consummation of the Reincorporation will be the same as those of FFI-California immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of Directors of FFI-Delaware will be comprised of the persons who were elected to the Board of Directors of FFI-California at the Annual Meeting and will continue to serve until the next annual shareholders’ meeting and until their successors are elected. There will be no changes in our executive officers or in their titles or responsibilities. Upon effectiveness of the Reincorporation, FFI-Delaware will be the successor in interest to FFI-California, and the shareholders will become shareholders of FFI-Delaware, owning the same number of shares of its common stock as they owned of FFI-California’s common stock.

All of our employee benefit and incentive compensation plans existing immediately prior to the Reincorporation will be continued by FFI-Delaware, and each outstanding option to purchase shares of FFI-California’s common stock will be converted into an option to purchase the same number of shares of FFI-Delaware’s common stock on the same terms and subject to the same conditions. The registration statements of FFI-California on file with the SEC immediately prior to the Reincorporation will be assumed by FFI-Delaware, and the shares of FFI-Delaware will continue to be listed on NASDAQ.

FFI-CALIFORNIA SHARE CERTIFICATES WILL AUTOMATICALLY REPRESENT SHARES OF FFI-DELAWARE UPON THE EFFECTIVENESS OF THE REINCORPORATION, AND SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER OR EXCHANGE THEIR FFI-CALIFORNIA SHARE CERTIFICATES AS A RESULT OF THE REINCORPORATION.

The Reincorporation Agreement provides that the Board may abandon the Reincorporation at any time prior to the Effective Time if the Board determines that the Reincorporation is inadvisable for any reason. For example, the DGCL or the California General Corporation Law, or CGCL, may be changed to reduce the benefits that the Board is seeking to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although we do not know of any such changes under consideration. The Reincorporation Agreement may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. We will re-solicit shareholder approval of the Reincorporation if the terms of the Reincorporation Agreement are materially changed.

Possible Negative Considerations

Notwithstanding the belief of the Board as to the benefits to our shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, the Delaware Certificate and the Delaware Bylaws, in comparison to the California Articles and the California Bylaws, contain or eliminate certain provisions that may have the effect of reducing the rights of minority shareholders. The Reincorporation may make it more difficult for minority shareholders to elect directors and influence our policies and to call special shareholder meetings. It should also be noted that the interests of the Board, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. In addition, franchise taxes payable by us in Delaware may be greater than in California.

The members of the Board have considered the potential disadvantages of the Reincorporation and they have unanimously concluded that the potential benefits of the Reincorporation outweigh the possible disadvantages of the Reincorporation.

Differences between the Charters and Bylaws of FFI-California and FFI-Delaware

The following is a comparison of provisions in the Articles of Incorporation and the Bylaws of FFI-California and provisions in the Certificate of Incorporation and the Bylaws of FFI-Delaware, as well as certain provisions of California law and Delaware law. The comparison summarizes the important differences, but is not intended to list all differences, and is qualified in its entirety by reference to those documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Certificate of Incorporation and the Bylaws of FFI-Delaware and the Articles of Incorporation and the Bylaws of FFI-California, in their entirety. Copies of the Certificate of Incorporation and the Bylaws of FFI-Delaware are attached as Exhibits B and C, respectively, to this proxy statement, and the Articles of Incorporation and the Bylaws of FFI-California are filed publicly as exhibits to the periodic reports we have previously filed with the SEC.

Provision	FFI-California	FFI-Delaware
Authorized Shares	70,000,000 shares of Common Stock, par value $0.001 per share (or 20,000,000 if Proposal No. 2 above is not approved). 5,000,000 shares of Preferred Stock, par value $0.001 per share.	70,000,000 shares of Common Stock, par value $0.001 per share (or 20,000,000 if Proposal No. 2 above is not approved). 5,000,000 shares of Preferred Stock, par value $0.001 per share.

Vote Required to Approve Merger or Sale of Company	The California Articles require the affirmative vote of not less than a majority of the outstanding shares to approve a merger of the company or a sale of substantially all the assets of the company.	Like the California Articles, the Delaware Certificate requires the affirmative vote of not less than a majority of the outstanding shares to approve a merger of the company or a sale of substantially all the assets of the company.

50/90 Rule Restriction on Cash Mergers

Under California law, a merger may not be consummated for cash if the purchaser owns more than 50%, but less than 90%, of the then outstanding shares (the “50/90 Rule”), unless either (i) all the shareholders consent, which is not practical for a public company, or (ii) the California Department of Business Oversight approves the merger.

The 50/90 Rule may make it more difficult for an acquiror to make an all cash acquisition of the Company if the acquisition were to be opposed by the Board of FFI-California. Specifically, the 50/90 rule encourages an acquiror making an unsolicited tender offer to either tender for less than 50% of the outstanding shares or more than 90% of the outstanding shares. A purchase by such acquiror of less than 50% of the outstanding shares, however, does not allow the acquiror to gain ownership of a majority of the outstanding shares needed to approve a second step merger (for purposes of enabling the acquiror to acquire the remaining shares of the Company) and, therefore, creates risk for such an acquiror that such a favorable vote will not be obtained. On the other hand, a tender offer conditioned upon receipt of tenders from at least 90% of the outstanding shares also creates risk for the acquiror, because it is likely to be very difficult to obtain tenders from holders of at least 90% of the outstanding shares. Consequently, it is possible that these risks would discourage some potential acquirors from pursuing an all cash acquisition of the Company that is opposed by the Board of Directors.

Delaware law does not have a provision similar to California’s 50/90 Rule.

Restrictions on Mergers or Company Sales Transactions with Interested Shareholders	Section 1203 of the CGCL, which applies to mergers or corporate acquisition transactions with interested shareholders or their affiliates, makes it a condition to the consummation of a merger or other acquisition transaction with an interested shareholder that an affirmative opinion be obtained in writing as to the fairness of the consideration be received by the shareholders of the corporation being acquired.

Section 203 prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without Board approval. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant shareholders, more difficult.

Because Section 203 could be considered to have anti-takeover implications that could be construed as unfavorable to stockholder interests, the Board has elected to have FFI-Delaware “opt-out” of Section 203, so that it will not be applicable to FFI-Delaware.

Provision	FFI-California	FFI-Delaware
Bylaw Amendments	The California Bylaws may be amended by the affirmative vote of a majority of the outstanding shares. or by action of the Board of Directors; provided, however, that (i) any bylaw specifying or changing a fixed number of directors or the maximum or minimum number may only be adopted by the shareholders; and (ii) a bylaw or amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent of the outstanding shares entitled to vote.	The Delaware Bylaws may be amended by the affirmative vote of a majority of the members of the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding shares that are entitled to vote on the amendment.

Shareholder Action by Written Consent	The California Bylaws provide that an action to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes required to authorize or take such action at such meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote in the election of directors.	Like the California Bylaws, the Delaware Certificate and Bylaws provide that an action to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes required to authorize or take such action at such a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote in the election of directors.

Ability of Shareholders to Call Special Meetings	Consistent with California law, the California Bylaws provide that a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President, or holders of shares entitled to cast not less than 10% of the votes at such meeting.

Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any person authorized to do so in the certificate of incorporation or the bylaws.

The Delaware Certificate and Bylaws provide that a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President, or shareholders owning not less than 20% of the voting power of the Company, provided that such holder or holders have held at least a 20% net long position in the Company’s outstanding shares for at least one year.

In the case of a special meeting called following receipt of a written demand or demands from shareholders entitled to call such a meeting, the date of such special meeting, as fixed by the Board, will not be fewer than 30 days nor more than 90 days after the date the demand or demands by such shareholders have been received, together with the information required by the Bylaws, by the Company at its principal executive offices.

Exclusive Forum Selection Provision	The California Bylaws do not contain an exclusive forum selection provision.	The Delaware Certificate contains an exclusive forum selection provision that requires certain legal actions, including stockholder derivative lawsuits, to be brought in courts located in Delaware.

Provision	FFI-California	FFI-Delaware
Shareholder Proposal Notice Provisions	The California Bylaws provide that a written notice containing the name of any person to be nominated by any shareholder for election as a director of the Company or containing any shareholder proposal to be presented at an upcoming shareholders meeting must generally be received by the Secretary of the Company not less than 120 days prior to the first anniversary of the date the Company’s proxy statement for the prior year’s annual meeting was first released to shareholders; provided, that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received by the corporation no later than the close of business on the tenth (10th) day following the day on which notice of the date of that annual meeting was first mailed or was first publicly announced, whichever occurred first.	The Delaware Bylaws will contain notice provisions that are the same as those contained in the California Bylaws, except that, to be timely, the notice must be received not less than 90 days, nor more than 120 days, prior to the first anniversary of the date the Company’s proxy statement for the prior year’s annual meeting was first released to shareholders (rather than not less than the 120 days required by the California Bylaws; provided that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, to be timely such notice must be received by the later of the (i) 90th day prior to such annual meeting or (ii) the 10th day following the date on which a public announcement of the date of such meeting was first mailed or was first publicly announced.

Change in Number of Directors

Under California law, a change in the number of directors must generally be approved by the shareholders, but the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or the bylaws, if the range has been approved by the shareholders.

The California Bylaws provide that the Board may fix the number of directors within a range between seven (7) to thirteen (13) directors.

Under the DGCL, the number of directors will be fixed by or in the manner provided in the bylaws, unless the Delaware Certificate fixes the number of directors.

The Delaware Certificate does not fix a number of directors. The Delaware Bylaws provide that the number of directors shall be determined exclusively by a resolution adopted by a majority of the Board.

Classified Board	The California Articles do not provide for a classified board. Instead, directors are elected annually.	The Delaware Certificate does not provide for a classified board. As a result, FFI-Delaware’s directors will be elected annually.

Filling Vacancies on the Board	The California Bylaws provide that all vacancies on the Board, including any vacancy resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.	Like the California Bylaws, the Delaware Certificate and Bylaws provide that any vacancies on the Board, including any vacancy resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director. However, unlike California law and the California Bylaws, neither Delaware law nor the Delaware Bylaws require shareholder action to fill a vacancy created by the removal of a director.

Removal of Directors	Under California law, any or all of the directors may be removed without cause if the removal is approved by the outstanding shares; provided that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.	Delaware law provides that, unless otherwise restricted by law, by the Delaware Certificate or the Bylaws, any director or the entire board of directors may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Neither the Delaware Certificate nor the Delaware Bylaws contains any such restrictions.

Provision	FFI-California	FFI-Delaware
Cumulative Voting; Vote Required to Elect Directors; Majority Vote Standard

California law provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, all other shareholders of the corporation are also entitled to cumulate their votes at such election.

California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting if approved by the board of directors and the holders of a majority of the outstanding shares.

The California Articles and the California Bylaws have not eliminated cumulative voting.

Under the California Articles and Bylaws, each director is elected by a plurality of the votes cast for his or her election, even it that number is less than a majority of the votes cast in the election of directors.

Under Delaware law, cumulative voting is not permitted unless a corporation provides for cumulative voting rights in its certificate of incorporation. Further, a corporation may adopt a policy that specifies the vote necessary for the election of directors, such as a majority.

The Board of FFI-Delaware has adopted a majority voting bylaw in uncontested elections. As a result, we will not provide for cumulative voting in director elections following the Reincorporation. Most Delaware corporations have not adopted cumulative voting.

The Board believes that cumulative voting is incompatible with the objectives of a majority voting standard. Majority voting enables all shareholders to have a greater voice in director elections and facilitates the election of directors who most closely represent the interests of all shareholders. By contrast, cumulative voting gives shareholders the ability to vote all of their shares for a single nominee or to distribute the number of shares that they are entitled to vote among two or more nominees. Cumulative voting thus allows minority shareholders to elect a director not supported by the holders of a majority of the outstanding shares, and the absence of cumulative voting would make it more difficult for a minority stockholder, whose interests may be adverse to a majority of the shareholders, to obtain representation on the Board.

Indemnification

California law requires indemnification when the indemnitee has defended the action successfully on the merits. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Articles authorize indemnification to the fullest extent permissible under California law.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, actually and reasonably incurred in the defense or settlement of a derivative or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.

The Delaware Certificate authorizes indemnification to the fullest extent permissible under Delaware law.

Provision	FFI-California	FFI-Delaware
Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•       Intentional misconduct or knowing and culpable violation of law;

•       Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•       Receipt of an improper personal benefit;

•       Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders;

•       Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

•       Transactions between the corporation and a director who has a material financial interest in such transaction; or

•       Liability for improper distributions, loans or guarantees.

The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

The DGCL permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

•       Breaches of the director’s duty of loyalty to the corporation or its shareholders;

•       Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•       The payment of unlawful dividends or unlawful stock repurchases or redemption; or

•       Transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the Company or the directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

The Delaware Certificate eliminates the liability of directors for monetary damages to the fullest extent permissible under the DGCL. As a result, following the Reincorporation, directors of FFI-Delaware cannot be held liable for monetary damages even for gross negligence or lack of due care in carrying out their duties as directors, so long as that gross negligence or lack of due care does not involve bad faith or a breach of their duty of loyalty to the Company.

Dividends and Repurchases of Shares

Under California law, a corporation may not make any distribution to its shareholders or repurchase its shares unless either:

•       The amount of retained earnings of the corporation immediately prior to the distribution or payment of the price of the shares being repurchased equals or exceeds the sum of (i) the amount of the proposed distribution, plus (ii) the preferential dividends arrears amount, if any; or

•       Immediately after the distribution or share repurchase, the value of the corporation’s assets would equal or exceed the sum of its total liabilities, plus the preferential rights amount, if any.

For purposes of determining whether a California corporation meets either of these tests, the determination may be based on any of the following:

•       The corporation’s financial statements;

•       A fair valuation; or

•       Any other method that is reasonable under the circumstances.

These tests are applied to California corporations on a consolidated basis.

The DGCL is more flexible than California law with respect to payment of dividends and the implementation of share repurchase programs. The DGCL generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, the DGCL generally provides that if there is no surplus, a corporation may declare and pay dividends out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital associated with issuances of its common stock. Moreover, the DGCL permits a board of directors to reduce its capital and transfer such amount to its surplus to increase the amounts available for the payment of dividends.

Interest of the Company’s Directors and Executive Officers in the Reincorporation

The shareholders should be aware that certain of our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the

Reincorporation may provide officers and directors of the Corporation with more clarity and certainty in the reduction of their potential personal liability, and to strengthen the ability of directors to resist takeover bids. The Board has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the Reincorporation to holders of our common stock. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our common stock pursuant to the exercise of stock options or otherwise as compensation and persons subject to the alternative minimum tax provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This discussion is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	Individuals who are citizens or residents of the United States;

•	Corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	Estates the income of which is subject to U.S. federal income taxation regardless of its source;

•	Trusts if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	Trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the Reincorporation.

This discussion does not purport to be a complete analysis of all of the Reincorporation’s tax consequences that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe:

•	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•	No gain or loss will be recognized by holders of FFI-California common stock on receipt of FFI-Delaware common stock pursuant to the Reincorporation;

•	The aggregate tax basis of FFI-Delaware common stock received by each holder will equal the aggregate tax basis of the FFI-California common stock surrendered by such holder in exchange therefor; and

•	The holding period of the FFI-Delaware common stock received by each holder will include the period during which such holder held the FFI-California common stock surrendered in exchange therefor.

Vote Required

Approval of the Reincorporation requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting.

Shareholders are urged to read this proposal carefully, including all of the related Exhibits attached to this Proxy Statement, before voting on the Reincorporation. The discussion above is qualified in its entirety by the Merger Agreement in substantially the form attached hereto as Exhibit A, the Delaware Certificate in substantially the form attached hereto as Exhibit B, and the Delaware Bylaws in substantially the form attached hereto as Exhibit C.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” approval of the Reincorporation.

FIRST FOUNDATION INC. 2015 EQUITY INCENTIVE PLAN

(Proposal No. 4)

Introduction

We are asking our shareholders to approve the First Foundation Inc. 2015 Equity Incentive Plan (the “2015 Plan”) at this year’s Annual Meeting. If approved, the 2015 Plan will increase, by 750,000 shares, the number of shares of common stock that will be available for the grant of stock options, stock appreciation rights (or SARs), shares of restricted stock, restricted stock units (or RSUs), stock bonus awards and performance awards (collectively, “Equity Incentive Awards” or “Equity Incentives”) to the Company’s executive officers, other key employees and directors, as well as to consultants, advisors or other independent contractors (collectively, “outside service providers”). Based on the recommendation of the Board’s compensation committee, comprised solely of independent non-employee directors, the Board of Directors unanimously adopted the 2015 Plan on August 25, 2015, subject to and effective upon the approval of the Plan by our shareholders.

The 2015 Plan is intended to replace our 2007 Stock Incentive Plan and 2007 Management Incentive Plan (the “Prior Plans”). Therefore, if the shareholders approve the 2015 Plan:

•	No further Equity Incentives will be granted under the Prior Plans, after September 29, 2015, which will be the effective date of the 2015 Plan;

•	Equity Incentive Awards that are outstanding under the Prior Plans on the effective date of the 2015 Plan will remain outstanding, unchanged and subject to the terms of those Plans and their respective award agreements, until their expiration, termination, cancellation or forfeiture pursuant to their terms;

•	As of August 26, 2015, a total of 1,374,958 shares of common stock were subject to stock options, 51,028 shares were subject to RSUs that had been granted, and 264,002 shares were available for additional grants of Equity Incentive Awards, under the Prior Plans. Upon termination, cancellation or forfeiture of any of the Equity Incentive Awards that are outstanding under the Prior Plan on the effective date of the 2015 Plan, the then unexercised or unvested shares subject to those Awards will not become available for future grants of Equity Incentives under the Prior Plans, but, subject to certain limitations described below, will be added to the pool of shares available for future grants of Equity Incentive Awards under the 2015 Plan.

Burn Rate and Overhang

In setting and recommending to our shareholders the number of shares to authorize under the 2015 Plan, our Board of Directors and the compensation committee considered the historical number of equity awards granted under the Prior Plans as well as our average burn rate for the preceding three fiscal years and the overhang that would exist assuming the 2015 Plan is approved by our shareholders at the Annual Meeting.

Burn Rate

The burn rate is the ratio of the number of shares underlying outstanding Equity Incentive Awards granted under the Prior Plans in a particular year to our weighted-average number of shares of common stock outstanding at the corresponding fiscal year-end. Set forth below are the Company’s annual burn rates for each of the years in, and the Company’s average burn rate for, the three years ended December 31, 2015:

Year Ended December 31,	Options Granted	RSUs Granted	SARs Granted	Total Granted	Weighted Average Number of Shares Outstanding	Burn Rate
2014	71,735	7,666	—	79,401	8,166,343	0.97%
2013	26,000	6,666	—	32,666	7,742,215	0.42%
2012	71,735	—	—	71,735	6,831,955	1.05%
Three Year Average Burn Rate						0.52%

As the above table indicates our three year average burn rate was 0.52%.

Overhang

As of August 26, 2015, a total of 1,425,986 shares were subject to outstanding Equity Incentives, and 264,002 shares remained available for additional grants of Equity Incentives, under the Prior Plans and a total of 15,960,464 shares of our common stock were outstanding. An additional 750,000 shares will become available for future Equity Incentive grants if the 2015 Plan is approved by our shareholders at the Annual Meeting.

We calculated “overhang” as the percentage obtained by (a) dividing the sum of the number of shares underlying outstanding Equity Incentive Awards and the shares available for additional Equity Incentives under the Prior Plans as of August 26, 2015, and the 750,000 shares that will become available for Equity Incentive Awards as a result of the approval of the 2015 Plan, by (b) the sum of all of those shares and the number of shares outstanding as of August 26, 2015. That overhang percentage is approximately 13.3%.

Purposes of and Reasons for Adoption of the 2015 Plan

The primary purposes of the 2015 Plan are to enhance our ability, through the grant of Equity Incentive Awards:

•	To attract and retain officers, other key executives and directors, as well outside service providers, who have the requisite experience and track records of success who we will need if we are to grow our business and achieve financial goals that will increase long-term shareholder value.

•	To create meaningful financial incentives for our officers and other employees, directors and outside service providers to motivate them to focus their energies and devote their utmost efforts on the achievement by the Company of financial performance goals on which our future success will be largely dependent; and

•	to provide our officers, employees and directors, as well as outside service providers, the opportunity to acquire or increase their ownership stake in the Company to more closely align their financial interests with those of our shareholders by making a significant portion of their compensation dependent on the increases in our stock prices.

As of August 26, 2015, there were only 264,022 shares of our common stock still available for the grant of Equity Incentives under the Prior Plans. Additionally, the Prior Plans expire in 2017. Without additional shares, we would be at a competitive disadvantage in seeking to retain and to recruit officers and other key employees and directors on whose efforts and skills our future success will depend. Moreover, we will be forced to consider cash replacement alternatives to provide a market-competitive total compensation packages necessary to attract, retain and motivate the employee talent critical to our growth and future success. These cash replacement alternatives could, among other things, (i) reduce the cash available to grow our businesses, both organically and by acquisitions, (ii) cause a loss of motivation by employees to achieve superior performance over the longer term, (iii) reduce the incentive of employees and directors to remain in the service of our Company, and (iv) make it more difficult to align the financial interests of our officers and other key employees with the financial interests of our shareholders.

After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve under the 2015 Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation programs for the next five to seven years. However, a change in business conditions, Company strategy, the growth of our businesses, organically and by acquisitions, or equity market performance, could alter this projection.

Features of the 2015 Plan that Benefit our Shareholders

The 2015 Plan includes the following features that we believe will enhance our ability to retain and to attract talented personnel and provisions that that we believe reflect the best current compensation practices and that are designed to implement governance-related protections for our shareholders.

Ability to Offer a Variety of Stock Incentive Awards. The variety of Stock Incentive Awards that will be available under the 2015 Plan will give us flexibility to respond to market-competitive changes in equity compensation practices.

The Ability to Provide a New Equity Incentive Plan that Reflects Best Current Compensation Practices. We have included provisions in the 2015 Plan that we believe reflect the best current compensation practices and that implement strong governance-related protections for our shareholders including:

•	Administration by Independent Non-Employee Directors. The 2015 Plan will be administered by the Compensation Committee of our Board of Directors, which is comprised entirely of independent non-employee directors.

•	Continued Broad-Based Eligibility for Equity Incentive Grants. We make equity grants to a wide range of our employees. By doing so, we align their financial interests with those of our shareholders throughout the Company and motivate our employees to act in the best interests of our shareholders.

•	No Evergreen Provision; Shareholder Approval Required for Additional Shares. The 2015 Plan does not contain an annual “evergreen” provision. As a result, shareholder approval will be required to increase the maximum number of shares that may be issued under the 2015 Plan, other than adjustments due to stock splits, stock dividends and similar changes to the Company’s capitalization (see “Summary of the 2015 Stock Incentive Plan – Adjustments” below).

•	Repricing and Cash Buyouts Prohibited unless Approved by our Shareholders. The 2015 Plan prohibits the repricing or exchanges for cash of underwater stock options and SARs without prior shareholder approval.

•	Equity-Based Clawback Provision. The 2015 Plan provides that all equity incentive awards will be subject to compensation clawback policy that has been adopted by our board of directors or as may be required by law. See “Corporate Governance Principles and Policies – Incentive Compensation Clawback Policy” above in this proxy statement.

•	Limitations on Recycling of Shares. The 2015 Plan provides that if any Equity Incentive Award is cancelled or is terminated, the then unexercised or unvested shares subject to the award will again become available for the grant of future Equity Incentives under the 2015 Plan (commonly referred to as “recycling”). However, the 2015 Plan expressly provides that shares which are tendered by participants or withheld by us to pay the exercise price of an Award or that are withheld to satisfy tax withholding obligations arising from the exercise or vesting of any Awards, will not become available for future grants under the 2015 Plan.

•	Plan does not Contain Single-Trigger Plan Provision. The 2015 Plan does not provide for automatic “single trigger” vesting of Plan awards in the event of a change of control of the Company.

•	No Discounted Stock Options or SARs. The 2015 Plan provides that no stock options or SARs may be granted with an exercise or base price that is less than the fair market value of our common stock on the date the stock option or SAR is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•	No tax gross-ups. The 2015 Plan does not provide for any tax gross-ups.

•	Annual limits on non-employee director grants. The 2015 Plan includes fixed limits as to the maximum value of awards that may be granted in each calendar year to non-employee directors.

Summary of the 2015 Stock Incentive Plan

The following summary highlights the significant terms of the 2015 Plan. This summary does not contain all of the information contained in the 2015 Plan, which is set forth in full as Exhibit D to this Proxy Statement. To the extent there is a conflict between this summary and the terms of the 2015 Plan, the terms of the 2015 Plan will govern.

Purposes. The purposes of the 2015 Plan are (a) to enhance our ability to attract and retain the services of officers and other key employees, directors and outside service providers, (b) to provide additional incentives to such persons to devote their effort and skills to the advancement of the Company by providing them an opportunity to participate in the ownership of the Company, and (c) to more closely align their interests with the interests of our shareholders by rewarding performance that results in increases in our share prices.

Limitations on Awards. Subject to any adjustments for stock splits and other similar changes in our capital structure, (a) no more than 600,000 shares may be issued pursuant to the exercise of incentive stock options; (b) no participant in the 2015 Plan may be granted options or SARs during any 12-month period during the term of the 2015 Plan with respect to more than 250,000 shares (increased to 400,000 with respect to awards granted during the first calendar year of employment) and (c) in the case of restricted stock awards, RSUs, performance awards or stock bonus awards that are intended to comply with the performance-based exception under Section 162(m) of the U.S. Internal Revenue Code, if applicable, and are denominated in shares, no more than 100,000 shares may be earned for each 12 months in the vesting period or performance period (increased to 200,000 with respect to awards during the first calendar year of employment). These limits are intended to ensure that awards will qualify under Section 162(m) of the Code, if applicable. Failure to qualify under Section 162(m) might result in our inability to take a tax deduction for part of our performance-based compensation to senior executives. In addition, during any calendar year no participant may be granted cash-based awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash under which more than $2,000,000 may be earned for each 12 months in the performance period (increased to $4,000,000 with respect to awards granted during the first calendar of employment).

Eligible Participants. Incentive stock options may be granted only to employees of the Company or its subsidiaries. All other Awards may be granted to any of our officers, other employees and directors, and to outside service providers that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The compensation committee determines which individuals will participate in the 2015 Plan. As of August 14, 2015, there were approximately 260 employees and 7 non-employee directors eligible to participate in the 2015 Plan.

Adjustments. If the number of outstanding shares of the Company is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2015 Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options or other awards and, (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year, will be proportionately adjusted, subject to any required action by our board of directors or our shareholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment.

Award Types. The 2015 Plan permits the issuance of the following types of Equity Incentive Awards:

•	Options. Options may be non-qualified stock options or incentive stock options and may vest based on time or achievement of performance goals. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest.

•	Restricted Stock. A restricted stock award is an offer by us to sell or award shares of our common stock subject to restrictions, which may vest based on time or achievement of predetermined performance goals and which may be subject to forfeiture, in whole or in part, in the event of a cessation of the participant’s service with the Company or a failure to achieve any performance goals. The price, if any, of a restricted stock award will be determined by the Compensation Committee.

•	Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares.

•

Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance goals. Upon the vesting of an RSU, we will deliver to the holder of the RSU shares of our common stock (which may be subject to additional restrictions), cash or a combination of shares of our common stock and cash.

•	Performance Awards. Performance awards cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares.

•	Stock Bonuses. Stock bonus awards may be granted as additional compensation for past or future service or achievement of performance goals, and therefore, no payment will be required for any shares awarded under a stock bonus.

Terms applicable to Stock Options and Stock Appreciation Rights. The exercise or base price of grants made under the 2015 Plan of stock options or SARs may not be less than the closing price of our common stock on the date of grant. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The compensation committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms applicable to Restricted Stock Awards, RSU Awards, Performance Awards and Stock Bonus Awards. The compensation committee determines the terms and conditions applicable to the granting of restricted stock awards, RSUs, performance awards and stock bonus awards. The compensation committee may make the grant, issuance, retention and/or vesting of such awards contingent upon continued employment or service, the passage of time, or such performance criteria or goals and the level of achievement versus such criteria as it deems appropriate.

Non-Employee Directors. Under the 2015 Plan, non-employee directors may be granted awards either on a discretionary basis or pursuant to policy adopted by our Board of Directors, except that no non-employee director may be granted awards in any calendar year with a grant date fair value of more than $800,000 (increased to $1,600,000 with respect to awards granted during the first calendar year of service).

Administration. The compensation committee will administer the 2015 Plan. Subject to the terms and limitations expressly set forth in the 2015 Plan, the compensation committee selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of Incentive Awards. The compensation committee may construe and interpret the 2015 Plan and prescribe, amend and rescind any rules and regulations relating to the 2015 Plan.

Eligibility Under Section 162(m) of the Code and Section 16 of the Exchange Act. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation paid to the Chief Executive Officer and the three other most highly compensated officers, other than the Chief Financial Officer (“covered employees”), to the extent that any of them receive more than $1.0 million in compensation in any single year. However, if compensation qualifies as performance-based compensation for Section 162(m) purposes, a public company may deduct the compensation for federal income tax purposes even if the compensation exceeds $1.0 million in a single year.

Our 2015 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that are not subject to the $1.0 million limitation on income tax deductibility imposed by Section 162(m) of the Code. In addition to the grant of options or SARs that are deemed to be performance-based if issued with an exercise price no less than the fair market value on the date of grant, our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The 2015 Plan is intended to comply with the requirements of Section 162(m) of the Code in order that performance-based awards in excess of $1.0 million payable to covered employees may be deductible by us. However, while our compensation committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, the committee believes that it should not be constrained by the requirements of Section 162(m), where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives.

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include any of the factors selected by the compensation committee and specified in an award, from among the following objective measures, either individually, alternatively or in any combination, applied to us as a whole or any business unit or subsidiary, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target or index or group of comparator companies, to determine whether the performance goals established by the compensation committee with respect to applicable awards have been satisfied:

•	our stock price

•	our stock price as compared to the stock prices of a pre-determined index of comparable companies;

•	net income;

•	net income per share;

•	pre-tax income;

•	revenue (net interest income plus noninterest income);

•	noninterest expense;

•	efficiency ratio;

•	return on equity or average equity;

•	return on assets or average assets;

•	assets under management (or AUM);

•	book value and book value per share;

•	ratio of nonperforming assets to total assets;

•	ratio of loan charge-offs to average loans outstanding;

•	growth in stockholder value relative to a pre-determined index;

•	individual confidential business objectives;

•	strategic plan development and implementation;

•	attainment of objective operating goals.

Performance goals will be set by the compensation committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and or (ii) the expiration of 25% of the performance period, and will otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder. When required by Section 162(m) of the Code, prior to settlement of any award at least two of the outside directors then serving on the compensation committee (or a majority if more than two “outside directors” then serve on the compensation committee) will determine and certify in writing the extent to which such performance goals have been timely achieved and the extent to which the award has been earned, and the compensation committee may adjust downwards, but not upwards, the amount payable pursuant to the award. Awards granted to participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to participants whose compensation is subject to Section 162(m) of the Code, the compensation committee may specify at the time of the initial grant of the award, the manner of adjustment of any performance goals upon which vesting or settlement of any portion of the award is to be subject, if and to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the compensation committee, or to exclude the effects of an event or occurrence which the compensation committee determines should appropriately be excluded, including extraordinary, unusual, infrequent, or non-recurring items, an event either not directly related to our operations or not within the reasonable control of our management, changes in applicable laws, regulations or accounting principles or standards, currency fluctuations, discontinued operations, non-cash items, such as amortization, depreciation or reserves, asset impairment or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction, but only to the extent such adjustments would be permitted under Section 162(m) of the Code.

Changes of Control and Certain Other Corporate Transactions. In the event of a change of control, merger, sale of all or substantially all of our assets or other similar corporate transaction, unless otherwise determined by the compensation committee, all outstanding awards may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the awards will have their vesting accelerate as to all shares subject to such award (and any applicable right of repurchase fully lapse) immediately prior to the consummation of the corporate transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the compensation committee will notify the participants that such award will be exercisable for a period of time determined by the compensation committee, and such awards will terminate upon the expiration of such period. Awards need not be treated similarly in a change of control or any other such transaction.

Method of Payment. The exercise price of options and the purchase price, if any, of other stock awards may be paid in cash or by check or, where expressly approved by the compensation committee and permitted by law, cancellation of indebtedness, surrender or cancellation of shares, waiver of compensation, a broker-assisted or other form of cashless exercise program, any combination of the foregoing or any other method permitted by applicable law.

Transferability. Except as otherwise determined by the Compensation Committee, awards granted under the 2015 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution or pursuant a domestic relations order.

Repricing Prohibited. Repricing, or reducing the exercise price of outstanding options or SARs, or cancelling in exchange for cash outstanding options or SARs when the exercise price per share exceeds the fair market value of one share is prohibited without shareholder approval under the 2015 Plan.

Term. The 2015 Plan will terminate 10 years from the date our board of directors approved it, unless the Board decides to terminate it sooner. The effectiveness of the 2015 Plan is subject to approval of the 2015 Plan by our shareholders within twelve (12) months following the date our board of directors approved it.

Amendments. Our Board of Directors may amend the 2015 Plan at any time, provided that no action may be taken by our Board of Directors (except for adjustment for stock splits and other similar changes in our capital structure described in “Adjustments” above) without the approval of our shareholders to:

•	permit the repricing of outstanding stock options or SARs under the 2015 Plan;

•	cancel in exchange for cash outstanding stock options or SARs under the 2015 Plan when the exercise price per share exceeds the fair market value of one share; or

•	otherwise implement any amendment to the 2015 Plan required to be approved by shareholders.

Insider Trading Policy. Any participant that receives an award under the 2015 Plan must comply with our insider trading policy.

Clawback or Recoupment. Awards received under the 2015 Plan will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our Board of Directors or required by law. Our Board of Directors has adopted an incentive compensation clawback policy, a copy of which can be found in the Investor Relations section of our website at www.ff-inc.com. See also, “Corporate Governance Principles and Policies – Incentive Compensation Clawback Policy” earlier in this proxy statement.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to us and participants in the 2015 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2015 Plan.

Non-Qualified Stock Options. A participant in the 2015 Plan (a “participant”) will realize no taxable income at the time a non-qualified stock option is granted under the 2015 Plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options. A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Restricted Stock. A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Stock Bonuses. The participant will not realize income when a stock bonus (which can be settled in cash or our common stock) is granted, but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Appreciation Rights. A grant of a SAR (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock Units. In general, no taxable income is realized upon the grant of an RSU (which can be settled in cash or our common stock). The participant will generally include in ordinary income the fair market value of the award of stock (or cash, if cash settled) at the time shares of stock (or cash, if cash settled) are delivered to the participant or at the time the RSU. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards. The participant will not realize income when a performance award is granted (which can be settled in cash or our common stock), but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Withholding Tax Requirements. Whenever shares are to be issued in satisfaction of awards granted under the 2015 Plan or the applicable tax event occurs, we may require the participant to remit to us an amount sufficient to satisfy applicable withholding tax requirements. Whenever payments in satisfaction of an award are to be made in cash, such payment will be net of an amount sufficient to satisfy the applicable withholding tax requirements. The compensation committee may require or permit the participant to satisfy applicable withholding tax requirements, in whole or in part by paying cash, electing to have us withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to us already-owned shares having a fair market value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable shares acquired pursuant to an award either through a voluntary sale or through a mandatory sale arranged by us.

ERISA Information

The 2015 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote

Approval of this Proposal requires the affirmative vote of the majority of the shares present and voted on this Proposal at the Annual Meeting.

BOARD RECOMMENDATION

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THIS PROPOSAL NO. 4 TO APPROVE THE 2015 STOCK INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 5)

The Audit Committee of our Board of Directors has selected Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as our independent registered public accounting firm for our fiscal year ending December 31, 2015. Vavrinek audited our consolidated financial statements for the fiscal year ended December 31, 2014 and the effectiveness of our internal control over financial reporting at December 31, 2014. A representative of Vavrinek is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from shareholders in attendance at the Annual Meeting.

Audit and Other Fees Paid in Fiscal Year 2014 and 2013

Aggregate fees for professional services rendered to the Company by VTD were as follows for the years ended December 31:

	2014	2013
Audit services	$125,000	$83,000
Audit related services	—	—
Tax services	—	—
All other services	—	—

Total	$125,000	$83,000

Audit Services. In each of the years ended December 31, 2014 and 2013, VTD rendered audit services which consisted of the audit of the Company’s consolidated financial statements for the years then ended.

Audit Related Services. VTD did not render any other audit related services to us during 2014 or 2013.

Tax Services. VTD did not render any tax services to us during 2014 or 2013.

Other Services. VTD did not render any other professional or any consulting services to us during 2014 or 2013.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of VTD pursuant to which it provided the services described above for the fiscal years ended December 31, 2014 and 2013.

Proposal to Ratify the Appointment of our Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of VTD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Although ratification by the shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint VTD as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal 2015 if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of the majority of the shares present and voted on this Proposal at the Annual Meeting.

The Board of Directors Unanimously Recommends that you Vote “FOR” Ratification of the Appointment of

Vavrinek, Trine, Day & Co., LLP as our Independent Registered Public Accounting Firm for Fiscal 2015

ADJOURNMENT PROPOSAL

(Proposal No. 6)

The Board of Directors believes that approval of the Share Increase Amendment (Proposal No. 2) and the Reincorporation Proposal (Proposal No. 3) are in the best interests of our shareholders and is recommending that all of the shareholders vote their shares for approval of both of those Proposals. Approval of each of those Proposals requires the affirmative vote of the holders of a majority of the Company’s outstanding shares. As a result, shares that are not voted on these Proposals will have the same effect as a vote against the Proposals.

The Board of believes that it would unfair to those shareholders who have taken the time to vote to approve the Share Increase Amendment and the Reincorporation Proposal, if the votes received for approval of those Proposals were to fall short of that required vote because some of the shareholders had unintentionally failed to vote their shares.

In order to prevent just such a result, the Board of directors is asking that shareholders vote to approve the Adjournment Proposal to permit the Annual Meeting to be adjourned, on one or more occasions as the Board deems necessary or appropriate, to a later date or dates in order to enable the Board to continue soliciting proxies for approval of the Share Increase Amendment and the Reincorporation Proposal.

Approval of this Adjournment Proposal requires the affirmative vote of a majority of the shares voted, in person or by proxy, on this Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” APPROVAL OF THIS ADJOURNMENT PROPOSAL

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Philosophy and Objectives

We believe that the success of our business and the creation of long term shareholder value depend to a large extent on our ability to retain and to attract superior management employees. Therefore, the Compensation Committee of our Board of Directors (the “compensation committee”) endeavors to ensure that the compensation of our executive officers is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company’s long-term success and the achievement of sustained increases in stock value. Therefore, when reviewing and approving both the types and amounts of compensation to be paid to our named executive officers, or NEOs, as well as other key management employees, the committee seeks to achieve the following objectives:

•	Ensure that each NEO’s cash compensation is competitive in relation to the compensation paid by our principal competitors and other companies which, although not comparable to us, may seek to recruit our NEOs and other key management employees based on their skills and experience and their record of success.

•	Design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s employ and to enable us to attract additional key executives with the requisite experience, skills and record of success required for the future growth of the Company.

•	Align the interests of our NEOs and other key management personnel with the longer-term interests of our shareholders by tying a significant portion of each NEO’s total compensation to the Company’s financial performance.

•	Provide for at-risk compensation to make up a significant proportion of potential total compensation of our NEOs and other officers by means of cash or equity incentives, the payment of which depends on the achievement of pre-established Company financial performance goals.

Other Compensation Practices and Policies that Benefit our Shareholders

•	Anti-Hedging Policy. Our Insider Trading Policy prohibits our directors, named executive officers and other key executives from hedging the economic interest in the Company securities that they own and from engaging in short sales or speculative transactions with respect to our stock.

•	Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of Company financial statements that become the subject of an accounting restatement, the Company will become entitled recoup from those NEOs the amount by which the incentive compensation they had received exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

•	Related Party Transaction Policy. Our Board of Directors has adopted a Related Party Transaction Policy, which provides that, subject to certain limited exceptions, the Company will not enter into or consummate a related party transaction that is determined by the Audit Committee to be materially less favorable from a financial standpoint to the Company than similar transactions between the Company and unaffiliated third parties. A “related party transaction” is a transaction between the Company or any of its subsidiaries and any executive officer, director or owner of more than 10% of the outstanding shares of the Company’s common stock or persons related to them.

Components of Executive Compensation

We generally allocate executive compensation among three major categories or components: (i) base salary; (ii) annual cash bonus or incentive compensation; and (iii) equity incentive compensation in the form of stock options or restricted stock unit (“RSU”) grants. Base salaries constitute the “guaranteed” portion of each NEO’s compensation, while cash incentives and equity incentives constitute the “at-risk” portion of our NEOs compensation, because the payment of those incentive generally is made contingent on the financial performance of the Company and, in the case of equity incentives, on the continued employment of the NEO with the Company. We believe that the combination of the different components of executive compensation enables us to retain existing and attract new management employees in the competitive local and national markets and to balance the motivation of our NEOs and other key management employees to execute on immediate goals while remaining conscious of our longer term strategic objectives and goals.

The allocation of the individual components of executive compensation is based on a number of factors, including competitive market conditions and the positions within our organization held by our NEOs and other key management employees, which determines their ability to influence our financial performance. Generally, the percentage of compensation at risk, either in the form of bonus or equity compensation, is higher for our NEOs than for other management employees, because the performance of our NEOs has a greater impact on whether or not we achieve our financial goals and strategic objectives. For 2014 and 2013, however, the compensation committee decided that at-risk compensation for each of our NEOs should be comprised entirely of performance-contingent cash incentives and, therefore, no equity incentives were granted to any of our NEOs in 2014 or 2013.

The compensation committee performs annual reviews of our executive compensation programs to evaluate their competitiveness and their consistency with our overall management compensation philosophy and objectives. To ensure that we are appropriately compensating our NEOs and other key management employees and that we have appropriate human resources to execute on our business plans, the members of our compensation committee review information that is available to them and use their judgment in making compensation decisions. While we consider the compensation paid by other comparable or similar companies (“peer groups”) to their senior executives, no single factor is determinative in setting compensation structure or allocating among elements of compensation.

In addition, the compensation committee reviews the Company’s executive and employee compensation practices to assess whether or not they create improper incentives that would result in material risks to the Company. Based on this review and analysis, the compensation committee has determined that none of the Company’s compensation practices for its NEOs or other employees is reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Board’s compensation committee is an officer or employee of the Company or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as one of our directors or as one of the members of our Compensation Committee.

Summary Compensation Table

The following table sets forth, for our named executive officers, or NEOs, the compensation earned in the years ended December 31:

Name and Position	Year	Salary		Non-Equity Incentive Plan Compensation(3)	Option and Stock Awards($)(4)	Total
Ulrich E. Keller, Jr., Executive Chairman of FFI and FFA(1)	2014	$500,000		$200,000	—	$700,000
	2013	450,000		180,000	—	630,000

Scott F. Kavanaugh, Chief Executive Officer of FFI and	2014	$556,000	(2)	$412,500	—	$968,500
FFB, Vice Chairman of FFI, and Chairman of FFB(1)	2013	456,000		337,500	—	793,500

John Hakopian, President of FFA(1)	2014	$425,000		$175,000	—	$595,000
	2013	365,000		146,000	—	511,000

(1)	Although Messrs. Keller, Kavanaugh and Hakopian are directors of the Company, they do not receive any fees or other compensation for their service as directors.
(2)	Mr. Kavanaugh’s salary includes a $6,000 per year automobile allowance for use of his personal automobile on Company business.
(3)	In 2014, the Board of Directors established cash incentive awards for each of the named executive officers, the amounts and payment of which were made contingent on FFI generating predetermined financial goals. See “Narrative to Summary Compensation Table Incentive – Compensation – Fiscal 2014 Performance Based Cash Incentive Plan” below. In 2014, the financial goals were achieved and, as a result, Messrs. Keller, Kavanaugh and Hakopian received 100% of their respective incentive cash compensation awards, the amounts of which are set forth in this column.
(4)	No stock option or stock awards were granted to our NEOs in either 2014 or 2013.

Narrative to Summary Compensation Table

Annual Base Salaries

Mr. Kavanaugh’s annual salary in 2014 was increased by $100,000 to $556,000, from $456,000 in 2013. Factors considered by the compensation committee in setting Mr. Kavanaugh’s 2014 salary included the salaries being paid to CEOs by comparable companies in our market areas, the substantial growth and increased complexity of the Company’s operations over the prior two years, the management of that growth which enabled the Company to achieve increases in the Company’s earnings in 2014 and 2013 and the importance, in the view of the committee, to the Company’s future success of retaining Mr. Kavanaugh as the Company’s CEO.

The annual salaries of Messrs. Keller and Hakopian in 2014 were increased by $50,000 and $60,000, as compared to their respective salaries in 2013. Factors considered by the compensation committee in setting their respective 2014 salaries included the salaries being paid to executive officers by comparable companies in our market areas, the growth of and improved operating results achieved by First Foundation Advisors, our asset management and wealth planning subsidiary, and their experience and track record of success in providing asset management advisory services which has enabled FFA not only to retain its long-time clients, but to attract and add a substantial numbers of new clients.

Incentive Compensation

Fiscal 2014 Performance Based Cash Incentive Plan. The compensation committee adopted an annual cash incentive plan for 2014, to provide our NEOs and other key management employees with the opportunity to earn cash incentive awards based on the Company’s financial performance for the year, measured by the Company’s pretax income before incentive compensation expense (“Adjusted Pretax Income”). The primary purposes of this cash bonus plan were to (i) provide meaningful incentives to our executive officers and other key management employees to focus on and devote their utmost efforts to the achievement of pre-determined corporate financial goals, ( achieve for making significant contributions to the Company’s achievement of an annual financial goals, (ii) to reward them for the Company’s achievement of those goals, (iii) to make the a substantial portion of the each NEO’s total potential cash compensation in 2014 contingent on the Company’s financial performance and, thereby, promote the interests of the Company and its shareholders.

The following table sets forth the respective Adjusted Pretax Income Goals established for each of our NEOs for 2014:

NEOs	Performance Goals
Ulrich E. Keller, Jr.	$14,080,000
Scott F. Kavanaugh	$14,080,000
John Hakopian	$14,080,000

Equity Incentive Compensation. One of the primary purposes of grants to NEOs of equity incentive awards, such as stock options and restricted stock units, is to more closely align their financial interests with those of our shareholders, because such grants reward NEOs for performance that results in increases in the price of our common stock. The compensation committee decided not to grant any equity incentive awards to our NEOs in 2014 or 2013, because equity incentive awards granted to our NEOs in prior years were still outstanding. See “Fiscal Year-End Option Information” below.

Employment Agreements

Each of our named executive officers is employed under an employment agreement for a term ending on December 31, 2016. Set forth below are summaries of the terms of those employment agreements. These summaries are not intended to be complete and are qualified in their entirety by reference to the employment agreements themselves, copies of which are publicly available as exhibits to reports we have filed with the SEC under the Exchange Act.

Material Terms of the Employment Agreements

Salaries. Each employment agreement provides for the payment of a base annual salary as follows: Mr. Keller: $500,000; Mr. Kavanaugh: $550,000; and Mr. Hakopian: $425,000. Those salaries are subject to review and may be increased, but not reduced, by the Board of Directors in its discretion.

Participation in Incentive Compensation and Employee Benefit Plans. Each of the employment agreements provides that the named executive officer will be entitled to participate in any management bonus or incentive compensation plans adopted by the Board or its compensation committee and in any qualified or any other retirement plans, stock option or equity incentive plans, life, medical and disability insurance plans and other benefit plans which FFI and its subsidiaries may have in effect, from time to time, for all or most of its senior executives.

Termination and Severance Provisions. Each employment agreement provides that the named executive officer’s employment may be terminated by the Company with or without cause or due to his death or disability or by the named executive officer with or without good reason. In the event of a termination of the named executive officer’s employment by the Company without cause or by the named executive officer for good reason, the Company will become obligated to pay severance compensation to the named executive officer in an amount equal to 12 months of his annual base salary or the aggregate annual base salary that would have been paid to the named executive officer for the remainder of the term of his employment agreement if such remaining term is shorter than 12 months (the “Termination Benefits Period”). In addition, during the Termination Benefits Period or until the named executive officer obtains employment with another employer that offers comparable health insurance benefits, whichever period is shorter, the Company will be obligated to continue to provide any group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the named executive officer at the active employee’s rate then in effect.

Change of Control Agreements

The Company has entered into Change of Control Severance Agreements (“Change of Control Agreements”) with each of its NEOs. Those Agreements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change of control of the Company is likely to have. The compensation payable under those Agreements also is intended to incentivize the NEOs to remain focused on the business and interests of our shareholders when considering strategic alternatives that may be beneficial to our shareholders.

Each of the Change of Control Agreements provides that the Company, or its successor in the change of control transaction, will become obligated to pay severance compensation and benefits to an NEO only upon a “double trigger” event. This means that no severance compensation will become payable under an NEO’s Change of Control Agreement solely because of the occurrence of a change of control of the Company. Instead, the change of control severance compensation will become payable only if, on the date of or within 12 months following the consummation of the change of control transaction, there is either a termination of the NEO’s employment without cause by the Company or its successor or a termination of employment by the NEO due to the occurrence of a “Good Reason Event”. The severance compensation that an NEO will become entitled to receive in such an event will consist of: (a) two times the sum of (i) the NEO’s annual base salary as then in effect, and (ii) the maximum bonus compensation that the named executive officer could have earned under any bonus or incentive compensation plan in which he was then participating, if any; (b) acceleration of the vesting of any then unvested stock options or restricted stock held by the named executive officer, and (c) continuation of health insurance benefits for a period that is the shorter of two years or until the named executive officer obtains employment with another employer that offers comparable health insurance benefits. However, each Change of Control Agreement provides that the severance compensation to which any named executive officer would otherwise receive under his agreement may not, in the aggregate, equal or exceed the amount which would result in the imposition of an excise tax pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). Each of these Change of Control Agreements also provides that the payment of severance compensation to a named executive officer under such agreement will be in lieu of any severance compensation that the named executive officer would otherwise have been entitled to receive under his employment agreement. Each Agreement also provides that the payment of severance compensation must comply with the applicable requirements of Section 409A of the Code.

The Good Reason Events consist of the following: (i) a reduction or adverse change of the named executive officer’s authority; (ii) a material reduction in the named executive officer’s salary; (iii) a relocation of the named executive officer’s principal place of employment of more than 30 miles; or (iv) a material breach by the Company of its obligations under the named executive officer’s employment agreement. However, each Change of Control Agreement provides that in order for a named executive officer to become entitled to receive his severance compensation, he must give the Company written notice of his election to terminate his employment for Good Reason within 15 days of the date he is notified of the occurrence of the Good Reason Event. If the named executive officer fails to provide such a notice within that 15-day period or if the Company rescinds the action taken that constituted the Good Reason Event following receipt of that notice, the named executive officer will not become entitled and the Company will not be obligated to pay any severance compensation by reason of the occurrence of the Good Reason Event.

A Change of Control Agreement will terminate in the event the named executive officer’s employment is terminated by the Company for cause or due to his death or disability, or by the named executive officer without Good Reason, irrespective of whether such termination occurs prior to or after the consummation of a Change of Control of the Company.

Effect of a Change of Control on Outstanding Equity Incentives

The Company’s shareholder-approved equity incentive plans under which equity incentives have been granted to our NEOs and other key management employees provide that, in the event of a change of control of the Company, the compensation committee will have the authority to accelerate the vesting of the then unvested equity incentives that had been granted to the Company’s officers, employees and directors, if the successor or acquiring corporation in the change of control does not agree either to assume the equity incentives outstanding under our equity incentive plans (appropriately adjusted based on the consideration payable to the Company’s shareholders in the transaction) or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives.

Other Compensation Matters

Perquisites and Benefits. The personal benefits provided to our NEOs are designed to establish a competitive benefits structure necessary to attract and retain key management employees. Except for supplemental life insurance benefits, the annual premiums for which are less than $400 per year for each NEO, these personal benefits are the same as those provided to all of our full time employees generally. Personal benefits also include Company contributions to the Company’s 401k retirement savings plan, even though participation in that plan is available to all full time employees.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for our NEOs or any other of our employees.

Option and other Equity Incentive Grants to Executive Officers

No stock options or other equity incentives were granted to any of the Named Executive Officers in 2014:

Fiscal Year-End Option Information

The following table sets forth information regarding options that have been granted to the Named Executive Officers and that were outstanding as of December 31, 2014:

Outstanding Equity Awards at 2014 Fiscal Year End

	Option Awards(1)
	Number of Securities Underlying Options		Exercise Price(2)	Expiration Date(3)
Name / Grant Date	Exercisable	Unexercisable
Ulrich E. Keller, Jr.
9/17/2007	40,500	—	$11.00	9/16/2017
1/27/2009	15,000	—	16.50	1/26/2019
10/25/2011	40,000	—	16.50	10/24/2021
Scott F. Kavanaugh
9/17/2007	160,000	—	$10.00	9/16/2017
1/27/2009	20,000	—	15.00	1/26/2019
10/25/2011	80,000	—	15.00	10/24/2021
John Hakopian
9/17/2007	40,500	—	$10.00	9/16/2017
1/27/2009	10,000	—	15.00	1/26/2019
10/25/2011	40,000	—	15.00	10/24/2021

(1)	Stock options granted to named executive officers generally vest over three years at the rate of 33 1/3% of the options as of each anniversary of the date of grant, provided that the executive is still employed by the Company on that anniversary date.
(2)	In accordance with the Company’s Equity Plans, the exercise prices were equal to or greater than 100% of the fair market values of the Company’s shares as of the respective grant dates. The exercise prices of incentive options granted to Mr. Keller were equal to 110% of the fair market value of a share of common stock on the date of grant because Mr. Keller owns more than 10% of the outstanding common stock of the Company. Since no active market existed for the Company’s shares at each grant date above, in each instance the fair market value was determined by the Board of Directors based primarily on the prices at which the Company had most recently sold shares to investors who were not affiliated with any of the Company’s directors or executive officers.
(3)	The expiration date of each option award is 10 years from the date of its grant, subject to earlier termination on a cessation of service with the Company.

Although the Company’s equity incentive plans also permit restricted shares and SARs to be granted to the Company’s officers and other participants in those plans, the equity incentive awards that have been granted to our NEOS have been stock options.

Director Compensation

Only non-employee directors are entitled to receive compensation for service on the Board and its Committees. The following table sets forth the compensation received by each of our non-employee directors for their service, during 2014, as members of our Board of Directors and its committees and as members of the Board of Directors of FFB:

	Fees Earned or Paid in Cash		Stock Option Awards	All Other Compensation	Total
James Brakke	$60,000		$—	$—	$60,000
Max Briggs	60,000		—	—	60,000
Victoria Collins	60,000		—	—	60,000
Warren D. Fix	60,000		—	—	60,000
Gerald Larsen	60,000		—	—	60,000
Mitchell M. Rosenberg	60,000		—	—	60,000
Jacob Sonenshine	60,000		—	—	60,000
Michael Criste(1)	15,000	(1)	—	—	15,000
Henri Tchen(1)	15,000	(1)	—	—	15,000

(1)	Mr. Criste and Mr. Tchen resigned from the Board of Directors effective as of March 31, 2015. Each of them received a total of $15,000 in Board fees for service on the Board from January 1, 2014 to March 31, 2014.

Outstanding Equity Awards held by Directors

Our non-employee directors also are eligible to receive stock options and restricted stock grants under our shareholder-approved equity incentive plans. No stock options or shares of restricted stock were granted to non-employee directors in 2014. Stock options and shares of restricted stock granted to our non-employee directors generally vest over three years at the rate of 33 1⁄3% of the options or of the restricted shares as of each anniversary of the date of grant, provided that the director is still in the service of the Company or any of its subsidiaries on the vesting date. The following table sets forth information regarding outstanding stock options held by each non-employee director as of December 31, 2014, including the number of unexercised vested and unvested stock options. The vesting schedule for each option is shown following this table.

Outstanding Equity Awards at 2014 Fiscal Year End

	Option Awards(1)
	Number of Securities Underlying Options		Exercise Price(2)	Expiration Date(3)
Name / Grant Date	Exercisable	Unexercisable
James Brakke
9/17/2007	15,000	—	$10.00	9/16/2017
1/27/2009	1,500	—	15.00	1/26/2019
Max Briggs
8/28/2013	10,000	5,000	$15.00	8/27/2022
Victoria Collins
9/17/2007	40,500	—	10.00	9/16/2017
1/27/2009	5,000	—	15.00	1/26/2019
Warren D. Fix
9/17/2007	15,000	—	$10.00	9/16/2017
1/27/2009	1,500	—	15.00	1/26/2019
Gerald L. Larsen
7/22/2008	10,000	—	15.00	7/21/2018
1/27/2009	1,000	—	15.00	1/26/2019
Mitchell M. Rosenberg
9/17/2007	15,000	—	10.00	9/16/2017
1/27/2009	1,500	—	15.00	1/26/2019
Jacob Sonenshine
9/17/2007	15,000	—	$10.00	9/16/2017
	1,500	—	15.00	1/26/2019

(1)	Stock options granted to the directors generally vest over three years at the rate of 33 1/3% of the options as of each anniversary of the date of grant, provided that the Director is still serving the Company on that anniversary date.
(2)	In accordance with the Company’s Equity Plans, the exercise prices of these options were equal to 100% of the fair market values of the Company’s shares as of the respective grant dates. Since no active market existed for the Company’s shares at each grant date above, in each instance the fair market value was determined by the Board of Directors based primarily on the prices at which the Company had most recently sold shares to investors who were not affiliated with any of the Company’s directors or executive officers.
(3)	The expiration date of each option award is 10 years from the date of its grant, subject to earlier termination on a cessation of service with the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2013, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Private Placement Transaction

In December 2013 we sold a total of 318,987 shares of our common stock, at a price of $18.00 per share, in a private placement to a total of 32 investors, (the “Private Placement”). Mr. Kavanaugh, our Chief Executive Officer, purchased 19,500 shares in the Private Placement, for which he paid $18.00 per share, for a total purchase price of $351,000.

Ordinary Banking Relationships

FFB has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions were, and in the future will be, made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company, FFB or any other subsidiaries of the Company and will be made only if they do not involve more than the normal risk of collectability and do not present any other unfavorable features at the times the loans are made.

Indemnification Agreements with our Directors and Officers

We are incorporated under the laws of the State of California. Section 317 of the CGCL provides that a California corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 317 of the CGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the CGCL.

Section 204(a)(10) of the CGCL permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, except for certain liabilities including liability for any:

•	breach of a director’s duty of loyalty to the corporation or its shareholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our articles of incorporation authorize us to, and our amended and restated bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the CGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the CGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under California law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Procedures for Approval of Related Party Transactions

Transactions by FFI or FFB with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by a bank with its affiliates) and the Federal Reserve Board’s Regulation O (which governs certain loans by FFB to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our Board has adopted written policy governing the approval of related party transactions that complies with all applicable SEC requirements and NASDAQ Listing Rules. FFI’s related parties include directors (including any nominee for election as a director), executive officers, 5% shareholders and the immediate family members of these persons. Our Chief Financial Officer, in consultation with other members of management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Board of Directors for approval. In determining whether to approve a related party transaction, the Board of Directors will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer, taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and any possible violations of other of our corporate policies.

REPORT OF THE AUDIT COMMITTEE

Role and Responsibilities of Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants (“Vavrinek”), is responsible for auditing the Company’s consolidated financial statements and for expressing an opinion as to whether those financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

By contrast the Audit Committee’s duty is one of oversight. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and were prepared in accordance with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Vavrinek. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s 2014 consolidated financial statements was carried out in accordance with generally accepted auditing standards, that such financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Report of the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s 2014 audited consolidated financial statements with management and Vavrinek. The Audit Committee also has discussed with Vavrinek the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also has reviewed and discussed with Vavrinek its written disclosures and letter provided to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding communications by Vavrinek with the Audit Committee concerning independence and has considered the compatibility of any non-audit services performed for the Company by Vavrinek on its independence.

Respectfully Submitted,

Warren Fix (Chairperson)

Max Briggs

Gerald Larsen

SHAREHOLDER PROPOSALS

Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2016 Annual Meeting of Shareholders must provide us with a written copy of that proposal, addressed to our Corporate Secretary at the principal executive offices of the Company at 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, by no later than the tenth day after the first public announcement of the date of the 2016 Annual Meeting. Any proposal received after the date or time within which such proposal is required to be submitted to us will not be considered or submitted to a vote of the shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

A stockholder seeking to submit a proposal that is not to be included in our proxy materials for our 2016 annual meeting of shareholders must provide specified information in writing to our Corporate Secretary, First Foundation Inc., 18101 Von Karman Avenue, Suite 700, Irvine, California 92612, by the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was made, whichever comes first. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Additionally, under Rule 14a-4, as promulgated under the Exchange Act, if a shareholder fails to notify the Company of a proposal which the shareholder plans to present for a vote at the next annual meeting of shareholders at least 45 days before the first anniversary of the mailing date of the prior year’s proxy statement or, in the case of the Company’s 2016 annual meeting, within ten days following the date on which notice of the date of that meeting is mailed or publicly announced, whichever is earlier, then the Board of Directors will be permitted to exercise its discretionary authority in voting proxies received from shareholders on that proposal at the meeting.

SOLICITATION OF PROXIES

We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares. We also may choose to retain the services of a proxy solicitation firm to assist us in soliciting proxies from shareholders for the 2015 Annual Meeting, the fees of which we expect will not exceed $20,000.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

ANNUAL REPORT

The Company’s 2014 Annual Report to Shareholders is being mailed together with this Proxy Statement to each shareholder of record as of August 14, 2015. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors:

Ulrich E. Keller, Jr. Chairman of the Board

August [__], 2015

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

OF

FIRST FOUNDATION INC.,

A DELAWARE CORPORATION,

AND

FIRST FOUNDATION INC.,

A CALIFORNIA CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of , 2015 (the “Merger Agreement”), is made by and between First Foundation Inc., a Delaware corporation (“FFI-Delaware”), and First Foundation Inc., a California corporation (“FFI-California”). FFI- Delaware and FFI- California are sometimes referred to herein as the “Constituent Corporations.” FFI- Delaware is a wholly-owned subsidiary of FFI- California.

RECITALS

A. FFI-Delaware is a corporation duly incorporated and existing under the laws of the State of Delaware and has a total authorized capital stock of 75,000,000 shares, of which 70,000,000 are designated common stock, par value $0.001 per share (the “FFI-Delaware Common Stock.”), and 5,000,000 are designated Preferred Stock, par value $0.001 per share (the “FFI-Delaware Preferred Stock”). The FFI-Delaware Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 1,000 shares of FFI-Delaware Common Stock are issued and outstanding, all of which are held by FFI-California, and no shares of FFI-Delaware Preferred Stock are issued and outstanding.

B. FFI-California is a corporation duly incorporated and existing under the laws of the State of California and has a total authorized capital stock of 25,000,000 shares, of which 20,000,000 are designated common stock, par value $0.001 per share (the “FFI-California Common Stock”), and 5,000,000 are designated Preferred Stock, par value $0.001 per share (the “FFI-California Preferred Stock”). The FFI-California Preferred Stock is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, and before giving effect to the transactions contemplated hereby, 15,957,986 shares of FFI-California Common Stock, and no shares of FFI- California Preferred Stock are issued and outstanding.

C. The Board of Directors of FFI-California has determined that, for the purpose of effecting the reincorporation of FFI-California in the State of Delaware, it is advisable and in the best interests of FFI-California and its shareholders that FFI-California merge with and into FFI-Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of the Constituent Corporations, the shareholders of FFI-California and the stockholder of FFI-Delaware have approved this Merger Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, FFI-Delaware and FFI-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.	MERGER

1.1 Merger. In accordance with the provisions of this Merger Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and the California Corporations Code, FFI-California shall be merged with and into FFI-Delaware (the “Merger”), the separate existence of FFI-California shall cease and FFI-Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be First Foundation Inc.

1.2 Filing and Effectiveness. The Merger shall become effective in accordance with Section 1108 of the California Corporations Code and Section 252 of the DGCL. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date.”

1.3 Effect of the Merger. Upon the Effective Date, the separate existence of FFI-California shall cease, and FFI-Delaware, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and FFI- California’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of FFI- California in the manner as more fully set forth in Section 259 of the DGCL, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of FFI-California in the same manner as if FFI- Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the California Corporations Code.

2.	CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of FFI-Delaware as in effect immediately prior to the Effective Date (the “Certificate of Incorporation”) shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Amended and Restated Bylaws of FFI-Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of FFI-California immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.	MANNER OF CONVERSION OF STOCK

3.1 FFI-California Common Stock. Upon the Effective Date, each share of FFI-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of FFI-Delaware Common Stock.

3.2 FFI-Delaware Common Stock. Upon the Effective Date, each share of FFI-Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by FFI-Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of FFI-Delaware Common Stock, without any consideration being delivered in respect thereof.

3.3 Exchange of Certificates. After the Effective Date, each holder of an outstanding certificate representing shares of FFI-California Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of FFI-Delaware Common Stock into which the shares formerly representing by the surrendered certificate were converted as herein provided. Until so surrendered, each certificate representing shares of FFI-California Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of FFI-Delaware Common Stock into which such shares of FFI-California Common Stock were converted in the Merger. In addition:

(a) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of FFI-Delaware Common Stock represented by such certificate as provided above.

(b) Each certificate representing shares of FFI-Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificate of FFI-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

3.4 FFI-California Equity Incentive Plans.

(a) Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by FFI-California (collectively, the “Plans”). Each outstanding and unexercised option, warrant or right to purchase or receive, or security convertible into, FFI-California Common Stock shall become an option, warrant or right to purchase or receive, or security convertible into, FFI-Delaware Common Stock on the basis of one (1) share of FFI-Delaware Common Stock for each share of FFI-California Common Stock issuable pursuant to any such option, warrant or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such option, warrant or right to purchase or receive, or security convertible into, FFI-California Common Stock at the Effective Date. No other changes in the terms and conditions of such options will occur.

(b) A number of shares of FFI-Delaware Common Stock shall be reserved for issuance under the Plans equal to the number of shares of FFI-California Common Stock so reserved immediately prior to the Effective Date.

4.	CONDITIONS

4.1 Conditions to FFI- California’s Obligations. The obligations of FFI-California under this Merger Agreement shall be conditioned upon the occurrence of the following events:

(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of FFI-California;

(b) Any consents, approvals or authorizations that FFI-California deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and

(c) The FFI- Delaware Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the NASDAQ Stock Market.

5.	GENERAL

5.1 Covenants of FFI-Delaware. FFI-Delaware covenants and agrees that it will, on or before the Effective Date:

(a) Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

(b) File this Merger Agreement with the Secretary of State of the State of California; and

(c) Take such other actions as may be required by the California Corporations Code.

5.2 Further Assurances. From time to time, as and when required by FFI-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of FFI-California such deeds and other instruments, and there shall be taken or caused to be taken by FFI-Delaware and FFI-California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by FFI-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FFI-California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of FFI-Delaware are fully authorized in the name and on behalf of FFI-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either or both of the Constituent Corporations, notwithstanding the approval of this Merger Agreement by the shareholders of FFI-California or by the sole stockholder of FFI-Delaware, or by both. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no obligations on either Constituent Corporation or their respective Board of Directors, shareholders or shareholders with respect thereto.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders or shareholders of either Constituent Corporation shall not, unless approved by such shareholders or shareholders as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b) Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c) Alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5 Registered Office. The address of the registered office of the Surviving Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of the Surviving Corporation’s registered agent at such address is Corporation Service Company.

5.6 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

5.7 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(Remainder of this page intentionally left blank.

Signatures of the parties follow on the next page.)

IN WITNESS WHEREOF, this Merger Agreement, having first been approved by resolutions of the Boards of Directors of First Foundation Inc., a Delaware corporation, and First Foundation Inc., a California corporation, and is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

FIRST FOUNDATION INC. a Delaware corporation

By:
Scott Kavanaugh, President and Chief Executive Officer

By:
John Michel, Executive President and Chief Financial Officer

FIRST FOUNDATION INC. a California corporation

By:
Scott Kavanaugh, President and Chief Executive Officer

By:
John Michel, Executive President and Chief Financial Officer

EXHIBIT B

FIRST FOUNDATION, INC.

CERTIFICATE OF INCORPORATION

ARTICLE I

The name of the corporation is First Foundation Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 75,000,000, consisting of the following:

A. 70,000,000 shares of Common Stock, par value $0.001 per share.

B. 5,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), with the authority to do so being hereby expressly vested in the Board of Directors. The Board of Directors is further authorized, subject to any limitations prescribed by law, but to the fullest extent permitted by law, to fix by resolution or resolutions the designations, powers, preferences and rights of, and the qualifications, limitations or restrictions on, any wholly unissued series of Preferred Stock including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend preferences, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and relative, participating, optional or other rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized, subsequent to the issuance of shares of any series of Preferred Stock then outstanding, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of such series, the number of which was fixed by it, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this ARTICLE IV) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, (i) the number of directors that constitutes the entire Board of Directors shall be fixed solely by resolution of the Board of Directors, and (ii) at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

C. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.

D. Subject to any rights of holders of any outstanding series of Preferred Stock, in elections of directors each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes in any election of directors.

E. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VI

Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation without a vote or the written consent of the stockholders of the Corporation.

ARTICLE VII

A. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. Neither any amendment nor repeal of this ARTICLE VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE VII, shall eliminate or reduce the effect of this ARTICLE VII in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this ARTICLE VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

A. The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such employee or agent is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

B. Subject to any provisions in the Bylaws of the Corporation relating to the indemnification of directors or officers of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any Proceeding (as hereinabove defined) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

C. Neither any amendment nor repeal of this ARTICLE VIII or of any provisions of the Corporation’s Bylaws, nor the adoption of any provision of this Certificate of Incorporation or any provision of this Corporation’s Bylaws inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII in respect of any matter occurring or Proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as provided in Article VII and Article VIII above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or other Proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or other Proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation’s Bylaws, (iv) any action or other Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action or other Proceeding to interpret, apply, enforce or determine the validity of, or otherwise asserting a claim arising pursuant to, any provision of this Certificate of Incorporation or the Corporation’s Bylaws (as either may be amended from time to time). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.

ARTICLE XI

If any provision of this Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate of Incorporation shall be enforceable in accordance with its terms.

ARTICLE XII

Pursuant to Section 203(b)(1) of the DGCL, the Corporation shall not be governed by the provisions of Section 203 of the DGCL.

* * * *

The name and mailing address of the Sole Incorporator is as follows:

John Michel

c/o First Foundation Inc.

18101 Von Karman Avenue, Suite 750

Irvine, California 92612

[Remainder of Page Intentionally Left Blank]

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this ___ day of ________, 2015.

By:
John Michel, Sole Incorporator

EXHIBIT C

BYLAWS OF

FIRST FOUNDATION INC.

(Effective                      , 2015)

i

ARTICLE V	OFFICERS
5.1	CORPORATE OFFICERS	C-12
5.2	APPOINTMENT OF OFFICERS	C-12
5.3	SUBORDINATE OFFICERS	C-13
5.4	REMOVAL AND RESIGNATION OF OFFICERS	C-13
5.5	VACANCIES IN OFFICES	C-13
5.6	CHAIRMAN OF THE BOARD	C-13
5.7	CHIEF EXECUTIVE OFFICER	C-13
5.8	PRESIDENT	C-13
5.9	VICE PRESIDENTS	C-14
5.10	CHIEF FINANCIAL OFFICER	C-14
5.11	CHIEF ACCOUNTING OFFICER/TREASURER	C-14
5.12	SECRETARY	C-14
5.13	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	C-14
ARTICLE VI	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS
6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS	C-15
6.2	INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION	C-15
6.3	SUCCESSFUL DEFENSE	C-15
6.4	INDEMNIFICATION OF OTHERS	C-15
6.5	ADVANCE PAYMENT OF EXPENSES	C-15
6.6	LIMITATION ON INDEMNIFICATION	C-16
6.7	DETERMINATIONS; CLAIMS	C-16
6.8	NON-EXCLUSIVITY OF RIGHTS	C-16
6.9	INSURANCE	C-17
6.10	SURVIVAL	C-17
6.11	EFFECT OF REPEAL OR MODIFICATION	C-17
6.12	CERTAIN DEFINITIONS	C-17
ARTICLE VII	RECORDS AND REPORTS
7.1	MAINTENANCE OF RECORDS; STOCKHOLDER LIST	C-17
ARTICLE VIII	GENERAL MATTERS	C-18
8.1	CHECKS	C-18
8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	C-18
8.3	STOCK CERTIFICATES	C-18
8.4	LOST, STOLEN OR DESTROYED CERTIFICATES	C-18
8.5	CONSTRUCTION; DEFINITIONS	C-18
8.6	DIVIDENDS	C-19
8.7	FISCAL YEAR	C-19
8.8	SEAL	C-19
8.9	CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION	C-19
8.10	TRANSFER OF STOCK	C-19
8.11	REGISTERED STOCKHOLDERS	C-19
8.12	TIME PERIODS	C-19
ARTICLE IX	NOTICE BY ELECTRONIC TRANSMISSION
9.1	NOTICE BY ELECTRONIC TRANSMISSION	C-20
ARTICLE X	AMENDMENTS
10.1	POWER OF STOCKHOLDERS	C-20
10.2	POWER OF DIRECTORS	C-20

ii

BYLAWS

OF

FIRST FOUNDATION INC.

ARTICLE I

CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES.

The Board of Directors may at any time establish other offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, or solely at any place, but may be held by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2 ANNUAL MEETING.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. The meeting shall be for the election of directors and for the transaction of such business as may properly come before the meeting.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s proxy materials with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record (the “Record Stockholder”) of the Corporation who is a stockholder of record at the time of giving such notice, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, such business must be a proper subject for stockholder action, and the Record Stockholder and any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) on whose behalf any such proposal or nomination is being made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a Record Stockholder’s notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the first anniversary of the date the Company’s proxy statement for the prior year’s annual meeting was first released to shareholders; provided, however, that, subject to the last sentence of this Section 2.2(c), in the event that no annual meeting was held in that prior year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the prior year’s proxy statement, to be timely the notice from the Record Stockholder must be received by the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the tenth (10th) day following the date on which a public announcement of the date of such annual meeting is first mailed or is first publicly announced.

(d) Such Record Stockholder’s notice shall set forth:

(i) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (a “Proposed Nominee”): (A) all information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (B) such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (written or oral) during the past three years, and any other material relationships that exists, between or among such Record Stockholder and beneficial owner, if any, and their respective affiliates and associates or others acting in concert therewith, on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Record Stockholder making the nomination and any beneficial owner on whose behalf the nomination is being made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and (D) with respect to each Proposed Nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 2.4 hereof;

(ii) as to any business that the Record Stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of the Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (B) a description of all agreements, arrangements and understandings (written or oral) between such Record Stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Record Stockholder;

(iii) as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed (each, a “Party”):

(1) the name and address of each such Party;

(2)(A) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each such Party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of such shares of the Corporation, (C) any proxy, contract, arrangement, understanding (written or oral), or any relationship, pursuant to which any such Party has a right to vote, directly or indirectly, any shares of capital stock or any other security of the Corporation, (D) any short interest in any security of the Corporation held by any such Party (for purposes of this Section 2.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding (written or oral), or any relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on any of the Corporation’s shares owned beneficially, directly or indirectly, by each such Party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which each or either such Party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date);

(3) any other information relating to each such Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

(4) a statement whether or not each or either such Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder (such statement, a “Solicitation Statement”).

(e) The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation, including information relevant to a determination whether such Proposed Nominee can be considered an independent director.

(f) Notwithstanding anything in the second sentence of Section 2.2(c) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Record Stockholder’s notice required by this Bylaw also shall be considered timely, but only with respect to a nominee or nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th day following the day on which such public announcement is first made by the Corporation.

(g) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to stand for election to the Board of Directors and to serve as a director or directors of the Corporation and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairperson of the meeting shall determine whether a nomination proposed to be made or any business proposed to be transacted by a Record Stockholder has been made in accordance with the procedures set forth in this Bylaw and has in all other respects been properly brought before the meeting and, if any proposed nomination or business has not been made in accordance with the procedures set forth in this Bylaw or has not otherwise been properly brought before the meeting, the chairperson of the meeting shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(h) For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(i) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or

(B) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3 SPECIAL MEETINGS.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board (for purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), or the Chairman of the Board of Directors or the Chief Executive Officer (acting individually or jointly), and special meetings may not be called by any other person or persons. Notwithstanding the foregoing however, special meetings of the stockholders of the Corporation may be called by the secretary of the Corporation following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the holder or holders of record of at least twenty percent (20%) of the total voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the Board of Directors (the “Requisite Percentage”); provided, that such holder or holders have held at least a twenty percent (20%) net long position in the Corporation’s outstanding shares for at least one year; and provided, further, that such stockholder demand or demands shall have been submitted in accordance with the information and other requirements of these Bylaws. Special meetings of the stockholders of the Corporation (including those called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage) shall be held on such date, at such time, and at such place, if any, as shall be designated by the Board of Directors and stated in the Corporation’s notice of meeting. In the case of a special meeting called by the secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage, the date of such special meeting, as fixed by the Board of Directors in accordance with these Bylaws, shall not be fewer than thirty (30) days nor more than ninety (90) days (the “Outside Date”) after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the secretary of the Corporation at the principal executive offices of the Corporation in accordance with these Bylaws. To be in proper form, a demand or demands from stockholders holding the Requisite Percentage shall include the information, documents and instruments specified in Section 2.3(c) of these Bylaws. The Board of Directors may postpone or reschedule any previously scheduled special meeting; provided, however, that the Board of Directors may not reschedule a special meeting called in response to a written demand or demands to call such meeting received by the secretary from stockholders holding the Requisite Percentage together with the information, documents and instruments specified in Section 2.3(c) of these Bylaws, nor may the Board of Directors postpone such meeting beyond the Outside Date.

(b) Only such business shall be conducted at a special meeting of stockholders as shall be stated in the notice of the special meeting. The notice of a special meeting shall include the purpose for which the meeting is called.

(c) To be in proper form, a demand or demands from stockholders holding the Requisite Percentage for the calling of a special meeting shall set forth: (i) the purpose or purposes for which the special meeting is to be called; (ii) as to each purpose for which the special meeting is to be called, (A) a reasonably brief description of such purpose, (B) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (C) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (D) the reasons for calling a special meeting of stockholders for such purpose; (iii) any material interest of the stockholder or stockholders, as the case may be, making the demand for a special meeting, and of the beneficial owner or owners, if any, on whose behalf the demand is being made, in such proposal or business to be considered at the special meeting; (iv) a description of all agreements, arrangements and understandings (written or oral) between such stockholder or stockholders and the beneficial owner or owners, if any, and any other person or persons (including their names) in connection with the proposal or business to be considered at the special meeting; (v) a representation that the stockholder is, or the stockholders are, holders of record of stock of the Corporation, entitled to vote at such special meeting, and intends to appear in person or by proxy at the meeting to propose such business set forth in the demand required by Section 2.3(a) of these Bylaws; (vi) a representation as to whether the stockholder or stockholders or the beneficial owner or owners, if any, is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any proposal set forth in the demand required by Section 2.3(a) of these Bylaws and/or (B) otherwise to solicit proxies from stockholders in support of any proposal set forth in the demand required by this Section 2.3(c); (vii) as to the stockholder or stockholders making a demand pursuant to Section 2.3(a) of these Bylaws and the beneficial owner or owners, if any, on whose behalf the demand is made, the information set forth in Section 2.2(d)(iii); and (viii) if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of Proposed Nominee the stockholder or stockholders (as the case may be) making the demand for the special meeting, pursuant to Section 2.3(a) of these Bylaws, is or are proposing to nominate for election to the Board at that meeting, and the beneficial owner or owners, if any, on whose behalf such nominations are to be made; and as to each such Proposed Nominee, all information that would be required to be set forth in a stockholder’s notice for nominations of directors at annual meetings of stockholders as set forth in Section 2.2(d) of these Bylaws.

(d) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any Record Stockholder who is entitled to vote at the meeting and upon such election and who delivers a written notice to the secretary setting forth the information set forth in Section 2.2(d) of these Bylaws. Nominations by Record Stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to stand for election at the special meeting or serve as directors of the Corporation and only such business shall be conducted at a special meeting as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairperson of the meeting shall determine whether a nomination proposed to be made or any business proposed to be transacted by the stockholders has been made in accordance with the procedures set forth in this Section 2.3 and has in all other respects been properly brought before the special meeting and, if any proposed nomination or business has not been made in accordance with the procedures set forth in this Section 2.3 or has not otherwise been properly brought before the special meeting, the chairperson of the meeting shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(f) Notwithstanding the foregoing provisions of this Section 2.3, a stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.2 and 2.3 of these Bylaws) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (written or oral) with any person or entity other than the

Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS.

(a) Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation).

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6 QUORUM.

At any meeting of stockholders, the holders of a majority of voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent that the presence of a larger number may be required by applicable law or the rules of any stock exchange upon which the Corporation’s securities are listed. Notwithstanding the foregoing, or anything to the contrary contained in this Section 2.6 or elsewhere in these Bylaws, broker non-votes shall be counted as present at any stockholders’ meeting solely for purposes of determining whether or not a quorum is present, in person or by proxy, at the stockholders meeting. Where a separate vote by a class or classes or series is required, a majority of the outstanding voting power of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting or the holders of a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.5. For purposes of this Section 2.6 and these Bylaws, the term “broker non-votes” means shares of capital stock of the Corporation which are entitled to be voted at a stockholders meeting because they were outstanding on the Record Date of the meeting, but which, under the rules of the SEC or any national securities exchange, are not permitted to be voted by a Record Stockholder on any proposal or matter presented to a vote of the stockholders at such meeting with respect to which the Record Stockholder is required under such rules, to have received, but did not receive, voting instructions from the beneficial owner of such shares.

2.7 ORGANIZATION AND CONDUCT OF STOCKHOLDERS MEETINGS.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote at any meeting of stockholders, present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.8 CONDUCT OF BUSINESS.

The chairperson of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including the manner of voting and the conduct of business. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting by the chairperson of the meeting.

2.9 VOTING GENERALLY.

(a) Except as may be otherwise provided in the Certificate of Incorporation or by applicable law, and subject to any rights of holders of any outstanding series of Preferred Stock, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(b) All matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by class or classes or series is required, all matters other than the election of directors shall be determined by the affirmative vote of holders of a majority of voting power of that class or classes or series entitled to vote thereon, present in person or represented by proxy, except to the extent that the vote of a larger number may be required by law or the rules of any stock exchange upon which the Corporation’s securities are listed. For purposes of these Bylaws, including this Section 2.9, broker non-votes shall not count as being present at the meeting, except for purposes of establishing the presence of a quorum at the meeting.

2.10 MAJORITY VOTE STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS.

Except as provided in Section 3.4 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided, however, that at any meeting of stockholders for which the secretary of the Corporation determines that the number of nominees exceeds the number to be elected as of the record date for such meeting, the directors shall be elected by vote of the plurality of the shares, present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director or cast as “withhold” vote in the election of that director. Votes cast shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. The Nominating and Governance Committee of the Board of Directors has established procedures under which any director who is not elected by majority vote in an uncontested election shall promptly tender an offer of resignation from the Board of Directors following certification of the stockholder vote. The Nominating and Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominating and Governance Committee shall consider all factors it deems relevant. If any such director’s resignation offer is not accepted by the Board of Directors, the Board of Directors shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting the resignation offer, by a press release, a filing with the SEC or other broadly disseminated means of communication.

2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT.

(a) Any action which may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of record on the record date (established in the manner set forth in Section 2.13(b)) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors, and (ii) delivered to the Corporation in accordance with Section 228 of the DGCL.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.11.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.12 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws to a stockholder, a written waiver thereof, signed by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting, at the beginning of the meeting, to the transaction of any business on grounds that the meeting was not lawfully called or convened and leaves the meeting promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the attention of the secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.14 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. A stockholder may authorize such person or persons to act for such stockholder as proxy by written proxy signed by the stockholder and filed with the secretary of the Corporation or such other means deemed valid pursuant to the provisions of Section 212 of the DGCL. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.15 INSPECTORS OF ELECTION

(a) Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or any adjournment thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and, upon the request of any stockholder or a stockholder’s proxy, shall appoint a person to fill that vacancy; provided further, that, in any case, if no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint at least one (1) inspector to act at the meeting.

(b) Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Such inspectors shall (i) determine the number of shares outstanding and the voting power of such shares, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) determine when the polls shall close; (v) count and tabulate all votes or consents; (vi) determine the results of the voting; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

(c) The inspector or inspectors (as the case may be) of election shall perform his, her or their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector or inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER OF DIRECTORS.

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of the Board of Directors.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or, if earlier, until the director’s resignation, retirement, death, disqualification or removal from office.

3.4 RESIGNATION AND VACANCIES.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum or, if there is only one director then in office, by such director (and in neither case by the stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE, ETC.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware, at such place which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, then such meeting shall be held at the principal executive office of the Corporation or such other place determined by the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video conference or other communications equipment provided that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 SPECIAL MEETINGS; NOTICE.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer, President (if different from the Chief Executive Officer, any Vice President, or any two directors.

(b) Notice of the time and place of special meetings of the Board of Directors shall be (i) delivered personally by courier or telephone to each director, (ii) sent by first-class mail, postage prepaid, (iii) sent by facsimile, or (iv) by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary and appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Notice of any meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened. The notice need not specify the purpose of the meeting, and unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 QUORUM AND VOTING.

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the majority of directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.10 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to set the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11 REMOVAL OF DIRECTORS.

(a) Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the voting power of all the then outstanding shares then entitled to vote at an election of directors.

(b) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12 CHAIRMAN OF THE BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors.

3.13 EMERGENCY BYLAWS.

To the fullest extent permitted by law, in the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, the Board of Directors may adopt emergency bylaws.

ARTICLE IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the Whole Board; provided, however, that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt or recommend any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders or (b) amend the Bylaws of the Corporation.

4.2 MEETINGS AND ACTION OF COMMITTEES.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of all of the members of the committee shall constitute a quorum and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

4.3 SUBCOMMITTEES

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V

OFFICERS

5.1 CORPORATE OFFICERS.

The officers of the Corporation shall consist of a Chairman of the Board of Directors or a Chief Executive Officer, or both, a President, a Chief Financial Officer, a Chief Accounting Officer, or a Treasurer, a Secretary and such additional officers as may be elected or appointed in accordance with Section 5.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 5.3, shall be chosen by the Board of Directors, and shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may appoint one (1) or more Vice Presidents, one (1) or more Chief Accounting Officers, a Treasurer and one (1) or more Assistant Treasurers, Assistant Secretaries, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, as the case may be, may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

(b) Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to Chairman of the Board or the Chief Executive Officer (if different from the Chairman) without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

5.5 VACANCIES IN OFFICES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

5.6 CHAIRMAN OF THE BOARD.

The Chairman of the Board of Directors, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned to him or her by the Board of Directors. If there is no Chief Executive Officer, the Chairman of the Board of Directors shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 below.

5.7 CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the Chief Executive Officer shall be the general manager of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and at meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 PRESIDENT.

Subject to the discretion of the Board of Directors to elect or not elect a Chief Executive Officer and to the supervisory powers of the Chief Executive Officer in the event of such election, the President, if any, will act in a general executive capacity and will assist the Chief Executive Officer in the administration, operation and general supervision of policies and affairs of the Corporation. The President will have such other powers and be subject to such other duties as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may from time to time prescribe.

5.9 VICE PRESIDENT.

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President, or in the event there be more than one (1) Vice President, the Vice President designated by the Board of Directors or the Chief Executive Officer, or if no such designation is made, the most senior Vice President, shall perform the duties of President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President (if any).

5.10 CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Chief Accounting Officer or Treasurer, the Chief Financial Officer shall also have the powers and duties of the Chief Accounting Officer or Treasurer, as applicable and shall be authorized and empowered to sign as Chief Accounting Officer or Treasurer in any case where such officer’s signature is required.

5.11 CHIEF ACCOUNTING OFFICER/TREASURER.

(a) The Chief Accounting Officer (if any) or the Treasurer (if any) shall keep or cause to be kept the accounting books and other accounting records as provided for and in accordance with Section 7.1 of these Bylaws. The accounting books shall at all reasonable times be open to inspection by any director.

(b) The Chief Accounting Officer or the Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President (if there is such an officer), the Chief Financial Officer, and the Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Accounting Officer or Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President (if there is such an officer), the Chief Financial Officer or these Bylaws. In the absence of a named Chief Financial Officer, the Chief Accounting Officer or Treasurer, or if there are both a Chief Accounting Officer and a Treasurer, either of them as designed by the Board of or the Chief Executive Officer, shall be deemed to be the Chief Financial Officer and shall have the powers and duties of such office as hereinabove set forth.

5.12 SECRETARY.

The secretary shall keep or cause to be kept the minutes of proceedings and records of the Board of Directors and stockholders. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or the Chief Financial Officer if he or she is not also the secretary.

5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The Chairman of the Board of Directors, if any, the Chief Executive Officer, the President or any Vice President of the Corporation, or any other person authorized to do so by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1 Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VI, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other (a “Proceeding”), other than an action by or in the right of the Corporation, by reason of the fact that such person (an “Indemnitee”) is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness or participate in, any Proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

6.2 Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VI, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnitee is or was a director or officer of the Corporation or is or was a director or officer of the Corporation, serving at the request of the Corporation as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust, nonprofit entity or other enterprise, including, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such person in connection with the defense or settlement of such Proceeding if such Indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to be indemnified by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

6.3 Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties, ERISA excise taxes, amounts paid or payable in settlement, any federal, state, local or foreign taxes, and all other charges paid or payable by such director or officer in connection therewith.

6.4 Indemnification of Others. Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons, as shall be determined in the discretion of the Board, the determination of whether employees or agents of the Corporation shall be indemnified.

6.5 Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an agreement by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified under this Article VI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6.6(b) or 6.6(c) prior to a determination that the person is not entitled to be indemnified by the Corporation.

6.6 Limitation on Indemnification. Subject to the requirements in Section 6.3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for the disgorgement of profits arising from the purchase or sale by such person of securities of the Corporation in violation of Section 16(b) of the 1934 Act, or any similar successor statute, state law or other law;

(c) for any reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by such person or payment of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002, or under any Incentive Clawback Policy that has been or may be adopted by the Board of Directors, in connection with an accounting restatement of the financial statements of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d) initiated by an Indemnitee, including any Proceeding against the Corporation or its directors, officers, employees, or other indemnitees, and not by way of defense, except (i) proceedings regarding indemnification for expenses in enforcing rights (unless a court of competent jurisdiction determines that each of the material assertions made by such person in such proceeding was not made in good faith or was frivolous); or (ii) where the Corporation has joined in or the Board of Directors has consented to the initiation of such Proceedings; or

(e) if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; provided, however, that if any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.7 Determinations; Claims. The Corporation shall indemnify any Indemnitee against any and all expenses that are incurred by such Indemnitee in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VI, to the extent such indemnitee is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses.

6.8 Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to an Indemnitee seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such Indemnitee’s person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

6.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

6.10 Survival. The rights to indemnification and advancement of expenses conferred by this Article VI shall constitute contract rights and shall continue as to a person or Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11 Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article VI or of any provisions of the Certificate of Incorporation that adversely affects any right of an indemnitee or its successors hereunder, including a right to indemnification or to advancement of expenses, shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

6.12 Certain Definitions. For purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any Indemnitee who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such Indemnitee would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

ARTICLE VII

RECORDS AND REPORTS

7.1 MAINTENANCE OF RECORDS; STOCK LIST.

(a) The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

(b) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE VIII

GENERAL MATTERS

8.1 CHECKS.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as may otherwise be provided in these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 STOCK CERTIFICATES.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors , or the Chief Executive Officer, the President or a Vice President, and by the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of shares of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the SEC. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.4 LOST, STOLEN OR DESTROYED CERTIFICATES.

Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.5 CONSTRUCTION; DEFINITIONS.

Unless otherwise expressly provided elsewhere in these Bylaws, or the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction, interpretation and application of the provisions of these Bylaws. In addition, the masculine gender includes the feminine and neuter, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person, the terms “including” or “include” shall mean “including but not limited to” or “include without limitation” and the terms “herein”, “hereof”, “hereinafter” and “hereunder” and words of similar import shall refer to these Bylaws and not to the Article, section, paragraph, provision or clause where any such term appears, unless the context clearly indicates otherwise.

8.6 DIVIDENDS.

(a) Subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, the Board of Directors of the Corporation may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

(b) The Board of Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.7 FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8 SEAL.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 CONFLICT WITH APPLICABLE LAW OR CERTIFICATE OF INCORPORATION.

These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

8.10 TRANSFERS OF STOCK.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if one has been issued, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11 REGISTERED STOCKHOLDERS.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

8.12 TIME PERIODS.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless otherwise expressly provided to the contrary in these Bylaws, calendar days shall be used, the day of the doing of the act shall be excluded, and the date of the event shall be included.

ARTICLE IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1 NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the DGCL.

ARTICLE X

AMENDMENTS

10.1 POWER OF STOCKHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of voting power entitled to vote generally in the election of directors, except as otherwise provided by applicable law or by the Certificate of Incorporation.

10.2 POWER OF DIRECTORS.

(a) Subject to the right of stockholders as provided in Section 10.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board of Directors.

(b) If the stockholders adopt a Bylaw amendment that specifies the votes that shall be necessary for the election of directors, such Bylaw amendment shall not be further amended or repealed by the Board of Directo

EXHIBIT D

FIRST FOUNDATION INC.

2015 EQUITY INCENTIVE PLAN

As adopted by the Board of Directors on August 25, 2015

ARTICLE 1

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein will have the meanings indicated below:

2.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.2 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Appreciation Right, Restricted Stock Unit, Performance or Stock Bonus Awards.

2.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate of the Company, the Participant’s conviction for or guilty plea to a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud; (b) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company; (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent, Subsidiary or Affiliate of the Company, on the one hand, and the Participant, on the other hand, regarding the terms of the Participant’s Service, including the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Officer, Employee, Director, Non-Employee Director or Consultant of the Company or of a Parent, Subsidiary or Affiliate of the Company; (d) Participant’s disregard or violation of the Company’s Insider Trading Policy, a willful breach of either of the Company’s Codes of Business and Ethical Conduct applicable to the Participant, a breach of any conflict of interest policy of the Company or any Parent, Subsidiary or Affiliate of the Company; (e) a disregard or breach of any other policies of the Company or of any Parent, Subsidiary or Affiliate of the Company, so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate of the Company, (f) a violation of any laws or government regulations applicable to the Company or to any Parent, Subsidiary or Affiliate of the Company which could reasonably be expected to subject any of them to disciplinary or enforcement action by any governmental agency, including the assessment of civil money damages, or which could reasonably be expected to adversely affect the reputation of any of the Company, or Parent, Subsidiary or Affiliate of the Company or its goodwill with its respective clients, customers, or suppliers; (g) the issuance of an order or directive by any government agency having jurisdiction over the Company, or any Parent, Subsidiary or Affiliate of the Company, or the Participant, which requires the Participant to disassociate himself/herself from the Company, or any Parent, Subsidiary or Affiliate of the Company, suspends the Participant’s Service with the Company or with any Parent, Subsidiary or Affiliate of the Company, or requires any of them to terminate the Service of the Participant; or (h) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of or is otherwise materially injurious to the Company or any Parent, Subsidiary or Affiliate of the Company. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and for purposes of this Plan and any Award that has been granted to such Participant, will be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or service or consulting relationship at any time as provided in Section 13.11, and the term “Company” will be interpreted to include any Affiliate, Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 2.5.

2.6 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.7 “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan or part of the Plan has been delegated as permitted by law.

2.8 “Common Stock” means the Common Stock of the Company.

2.9 “Company” means First Foundation Inc. or any successor corporation.

2.10 “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

2.11 “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this clause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

2.12 “Director” means a member of the Board.

2.13 “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

2.15 “Effective Date” means the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares of Common Stock of the Company which are entitled to be voted and are voted on the proposal to approve this Plan (and for such purpose, any “broker non-votes” will not be counted as being entitled to be voted on that proposal, but will be counted for quorum purposes).

2.16 “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.18 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

2.19 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable or (c) if none of the foregoing is applicable, by the Board or the Committee in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code.

2.20 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

2.21 “IRS” means the United States Internal Revenue Service.

2.22 “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

2.23 “Option” means an award of an option to purchase Shares pursuant to Article 4 or Article 10.

2.24 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25 “Participant” means a person who holds an Award under this Plan.

2.26 “Performance Award” means cash or stock granted pursuant to Article 9 or Article 10.

2.27 “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or to any Subsidiary or business unit, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target or index or group of comparator companies, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (i) our stock price, including as compared to the stock prices of a pre-determined index of comparable companies; (ii) net income or (ii) net income per share; (iii) pre-tax income; (iv) interest income; (v) interest expense; (vi) net interest income; (vi) net interest margin; (viii) noninterest income; (ix) revenue (net interest income plus noninterest income); (x) earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation, earnings before interest, taxes, depreciation and amortization, and other metrics based on or derived from earnings; (xi) wealth management fees; (xii) noninterest expense; (xiii) efficiency ratio; (xiv) return on equity or average equity; (xv) return on assets or average assets; (xvi) assets under management (or AUM); (xvii) total assets; (xviii) book value or book value per share; (xix) common equity tier 1 (or CET-1) ratio; (xx) tier 1 leverage ratio; (xxi) tier 1 risk-based capital ratio; (xxii) total risk-based capital ratio; (xxiii) ratio of nonperforming assets to total assets; (xxiv) ratio of loan charge-offs to average loans outstanding; (xxv) ratio of allowance for loan losses to loans outstanding; (xxvi) total shareholder return; (xxvii) growth in stockholder value relative to a pre-determined index; (xxviii) cash flow, including free cash flow or cash from operations; (xxix) individual confidential business objectives; (xxx) strategic plan development and implementation; (xxxi) succession plan development and implementation; and (xxxii) attainment of objective operating goals. The Committee may provide for one or more adjustments to the Performance Factors in accordance with Section 11.3 below.

2.28 “Performance Period” means the period of service determined by the Committee, not to exceed seven (7) years, during which years of service or performance is to be measured for the Award.

2.29 “Performance Share” means an Award granted pursuant to Article 9 or Article 10.

2.30 “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

2.31 “Plan” means this First Foundation Inc. 2015 Stock Incentive Plan.

2.32 “Prior Plans” means the Company’s 2007 Equity Incentive Plan and the 2007 Management Incentive Plan.

2.33 “Prior Plan Shares” means the shares of Common Stock underlying the stock options, restricted shares or restricted stock units which had been granted and, as of the Effective Date, were outstanding under the Prior Plans.

2.34 “Prior Plan Qualifying Shares” are those Prior Plan Shares which, at any time after the Effective Date, terminate or expire and cease to be exercisable or that are forfeited to or reacquired or purchased by the Company or can no longer under any circumstances vest and, by reason thereof, would become available for the grant of Awards under either of the Prior Plans; provided, however, that the following shall not constitute Qualifying Prior Plan Shares: (i) Prior Plan Shares that are used to pay the Exercise Price of Options, (ii) Prior Plan Shares that are used to pay withholding taxes in respect of Options, RSUs or other Awards granted under this Plan, (iii) Prior Plan Shares that are repurchased in the open market with the proceeds from the exercise of stock options or SARs granted under the either of the Prior Plans and (iv) Prior Plan Shares that are not issued or delivered as a result of the net settlement of any outstanding Options or SARs.

2.35 “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

2.36 “Restricted Stock Award” means an award of Shares pursuant to Article 5 or Article 10 or issued pursuant to the early exercise of an Option.

2.37 “Restricted Stock Unit” and “RSU” each means an Award granted pursuant to Article 8 or Article 10 hereof.

2.38 “SEC” means the United States Securities and Exchange Commission.

2.39 “Securities Act” means the United States Securities Act of 1933, as amended.

2.40 “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave; (b) military leave or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor will not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

2.41 “Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.

2.42 “Stock Appreciation Right” means an Award granted pursuant to Article 7 or Article 10.

2.43 “Stock Bonus” means an Award granted pursuant to Article 6 or Article 10.

2.44 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45 “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

2.46 “Unvested Shares” means Shares that have not yet vested or are subject to forfeiture or a right of repurchase in favor of the Company (or any successor thereto).

ARTICLE 3

PLAN SHARES

3.1 Number of Shares Available. Subject to adjustment as provided in Section 3.5 below, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 750,000 Shares, plus the number of the Prior Plan Shares that are subject to equity incentive awards outstanding under the Prior Plans as of the Effective Date which are forfeited, expire or otherwise terminate thereafter and, therefore, become available for the grant of Equity Incentive Awards under the 2015 Plan pursuant to the provisions of Section 3.2(b) below. No awards may be granted under the Prior Plans after the Effective Date of this Plan.

3.2 Lapsed, Returned Awards.

(a) If any Shares subject to an Award under this Plan are forfeited, an Award expires or otherwise terminates without issuance of any or all of the Shares subject to that Award, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of an SAR), then, such Shares, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, shall again become available for the grant of Awards under the Plan; provided, however that, notwithstanding the foregoing, the following Shares shall not become available for the grant of new Awards under this Plan: (i) Shares that were not issued or delivered as a result of the net settlement of any of the Options or Stock SARs outstanding under this Plan, (ii) Shares that were used to pay the Exercise Price of Options granted under this Plan, (iii) Shares that were used to pay withholding taxes in respect of the vesting or exercise of Awards granted under this Plan, and (iv) Shares that were repurchased in the open market with the proceeds from the exercise of Stock Options or SARs granted under this Plan.

(b) If, after August 25, 2015, any Shares subject to an award under either of the Prior Plans are forfeited, an award under either of the Prior Plans expires or otherwise terminates without issuance of such Shares or an award under either of the Prior Plans is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to the award or awards under the Prior Plans shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one share-for-one share basis; provided, however that, notwithstanding the foregoing, the following Prior Plan Shares shall not become available for the grant of new Awards under this Plan: (i) shares that were not issued or delivered as a result of the net settlement of any of the Options or Stock SARs outstanding under either of the Prior Plans, (ii) shares that were used to pay the Exercise Price of Options granted under either of the Prior Plans, (iii) shares that were used to pay withholding taxes in respect of the vesting or exercise of Awards granted under either of the Prior Plans, and (iv) shares that were repurchased in the open market with the proceeds from the exercise of Stock Options or SARs granted under either of the Prior Plans.

3.3 Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

3.4 Limitations; Eligibility. Subject to adjustment as provided in Section 3.5. no more than 600,000 Shares will be issued pursuant to the exercise of ISOs. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Directors, including Non-Employee Directors and Consultants; provided that they render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Subject to adjustment as provided in Section 3.5, no Participant may be granted (a) Options or SARs during any 12-month period with respect to more than 250,000 Shares and (b) Restricted Stock Awards, RSUs, Performance Awards or Stock Bonus Awards during any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares under which more than 100,000 Shares may be earned for each twelve (12) months in the vesting period or Performance Period. Each of the limitations in the preceding sentence of this Section 3.4 shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section 3.4.

3.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 3.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the maximum number of Shares that may be issued as ISOs or other Awards, as set forth in Section 3.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.4 will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

ARTICLE 4

OPTIONS

4.1 Options. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this Section 4.1.

4.2 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

4.3 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.4 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.5 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 13.1 and the Award Agreement and in accordance with any procedures established by the Company.

4.6 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator) and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.5. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.7 Termination of Service. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s date of termination of Service or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

4.8 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.9 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 4.9, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.10 Modification or Extension. Subject in all cases to Section 13.8, the Committee may modify or extend outstanding Options (but not beyond their original term) and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended or otherwise altered will be treated in accordance with Section 424(h) of the Code.

4.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

ARTICLE 5

RESTRICTED STOCK AWARDS

5.1 Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

5.2 Award Agreement. All Restricted Stock Awards will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price (if any), within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

5.3 Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price (if any) must be made in accordance with Section 13.1, the Award Agreement and any procedures established by the Company.

5.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

5.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 6

STOCK BONUS AWARDS

6.1 Stock Bonus Awards. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

6.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals (if any) and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

6.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

6.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

7.2 Terms of SARs. The Committee will determine the terms of each SAR, including: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 4.7 also will apply to SARs.

7.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 8

RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash and/or by issuance of Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

8.2 Terms of RSUs. The Committee will determine the terms of an RSU including: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the amount (including any minimum amount), nature (which may include cash, Shares or a combination of both) and valuation of the consideration to be paid or distributed on settlement; (d) the effect of the Participant’s termination of Service on each RSU; and (e) such other terms as the Committee may determine. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

8.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 9

PERFORMANCE AWARDS

9.1 Performance Awards. A Performance Award is an award to an eligible Employee, Consultant or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards will be made pursuant to an Award Agreement.

9.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. During any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash under which more than $10,000,000 may be earned for each twelve (12) months in the Performance Period. This limitations shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the limitation in this Section 9.2.

9.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

9.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 10

GRANTS TO NON-EMPLOYEE DIRECTORS

10.1 Grants To Non-Employee Directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Article 10 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may be granted Awards pursuant to this Article 10 in any calendar year with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $800,000. The limitation in the preceding sentence of this Section 10.1 shall be multiplied by two (2) with respect to Awards granted to a Non-Employee Director during the first calendar year in which the Non-Employee Director provides services to the Company as a Non-Employee Director.

10.2 Eligibility. Awards pursuant to this Article 10 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Article 10.

10.3 Vesting, Exercisability and Settlement. Except as set forth in Article 12, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

10.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 10.4 will be filed with the Company on the form prescribed by the Company.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to: (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (c) select persons to receive Awards; (d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (e) determine the number of Shares or other consideration subject to Awards; (f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary; (g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to other Awards under this Plan or any other incentive or compensation plan of the Company or of any Parent or Subsidiary of the Company; (h) grant waivers of Plan or Award conditions; (i) determine the vesting, exercisability and payment of Awards; (j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (k) determine whether an Award has been earned; (l) reduce or waive any criteria with respect to Performance Factors (subject to any applicable requirements or limitations under Section 162(m) of the Code); (m) adjust Performance Factors in accordance with Section 11.3 with respect to persons whose compensation is subject to Section 162(m) of the Code; (n) adopt terms and conditions, rules and procedures (including the adoption of any sub-plan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States; (o) make all other determinations necessary or advisable for the administration of this Plan, and (p) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law.

11.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

11.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee will include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two of such “outside directors” (or a majority if more than two “outside directors” then serve on the Committee) will approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. If the Committee determines that an Award (other than an Option or SAR) is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the Performance Factors. Such performance goals (and any exclusions) shall (a) be set by the Committee prior to (i) 90 days after the commencement of the applicable Performance Period or (ii) the expiration of 25% of the Performance Period, whichever is sooner, and (b) otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) of such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Award has thereby been earned, and the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. With respect to Participants whose compensation is subject to Section 162(m) of the Code, the Committee may specify, in its sole discretion, at the time of the initial grant of the Award, the manner of adjustment of any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of an event or occurrence which the Committee determines should appropriately be excluded, including: extraordinary, unusual, infrequent, or non-recurring items; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; changes in applicable laws, regulations or accounting principles or standards; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, but only to the extent such adjustments would be permitted under Section 162(m) of the Code. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

11.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

11.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such sub-plans and/or modifications will be attached to this Plan as appendices); provided, however, that no such sub-plans and/or modifications will increase the share limitations contained in Section 3.4 hereof and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

ARTICLE 12

CORPORATE TRANSACTIONS

12.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to the Company’s shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by a Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participants in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

12.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan (“Substitute Awards”). Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution, rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the Shares authorized for grant under this Plan or the limitations on grants to a Participant under Section 3.4, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by that acquired or combined company’s shareholders, and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Directors of the Company or Employees of the Company or any Parent or Subsidiaries prior to such acquisition or combination.

ARTICLE 13

MISCELLANEOUS

13.1 Payment For Share Purchases. Payment from a Participant for Shares purchased by the Participant pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan; (e) by any combination of the foregoing or (f) by any other method of payment as is permitted by applicable law.

13.2 Withholding Taxes. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company or to the Parent or Subsidiary employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part, by paying cash, electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

13.3 Repricing Prohibited. Other than pursuant to Section 3.5, without prior shareholder approval the Committee will not (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof; (b) cancel outstanding Options or SARs when the Exercise Price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction); or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

13.4 Transferability. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees, and (c) in the case of all awards except ISOs, by a Permitted Transferee.

13.5 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; and provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 13.6. Dividend Equivalent Rights will not be granted in connection with any Options or SARs.

13.6 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.7 Certificates. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

13.8 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13.9 Deferrals. The Committee may determine that the delivery of Shares, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is providing Services to the Company or any Parent or Subsidiary.

13.10 Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise of or other issuance pursuant to such Award. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13.11 No Obligation To Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of or to continue any other relationship with the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

13.12 Adoption and Shareholder Approval. This Plan will be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

13.13 Term of Plan; Governing Law. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of ___________ (excluding its conflict of law rules).

13.14 Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the Company’s shareholders, amend this Plan in any manner that requires such shareholder approval or amend Section 13.9; and provided, further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

13.15 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements, plans or programs as it may deem desirable, including the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements, plans or programs may be either generally applicable or applicable only in specific cases.

13.16 Insider Trading Policy. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by officers, Employees and/or directors of the Company.

13.17 All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

13.18 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below), other than a payment that is not subject to Section 409A, shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee), or as soon as administratively practicable within 60 days thereafter, but in no event later than the end of the applicable taxable year. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of continuous Service” or like terms shall mean “separation from service.”

13.19 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.20 Provision of Information. The Company shall make available to each Participant who has been granted an Award hereunder such information concerning the Company that is equivalent to the information generally made available to the Company’s shareholders.

13.21 Headings and Certain Rules of Interpretation. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear; the terms “including” and “include” shall mean “including but not limited to” or “include without limitation; and the term “or” shall not be deemed to be exclusive.

BROADRIDGE CORPORATE ISSUER SOLUTIONS INC.

44 W. LANCASTER AVE., ARDMORE, PA 19003 Electronic Voting Instructions

You can vote by Internet 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may vote your proxy by Internet.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet—

Use the internet to transmit your voting instructions and for electronic delivery of information up until 1:00 A.M. Pacific Tome on September 29, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Vote by Telephone Toll Free – 1-800-            -

Use any touch-tone phone to transmit your voting instructions up until 1:00 A.M. Pacific Time on September 29, 2015. Have your proxy card in hand when you call and then follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals – The Board of Directors recommends a vote FOR the following:

1. Election of Directors Withhold For All To withhold authority to vote for any individual

For All Except nominee(s). mark “For All Except” and write the number(s) of the nominees on the line below

Nominees:

01 Ulrich E. Keller, Jr., 02 Scott F. Kavanaugh 03 James Brakke 04 Max Briggs 05 Victoria Collins 06 Warren Fix

07 John Hakopian 08 Gerald Larsen 09 Mitchell M. Rosenberg 10 Coby Sonenshine

For Against Abstain

2. To amend the Articles of Incorporation to increase the authorized number of shares of common stock to 70,000,000 shares

3. To approve the reincorporation of the Company from California to Delaware

4. To approve the Company’s 2015 Equity Incentive Plan.

5. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company’s independent registered public accountants for the year ending December 31, 2015

6. To approve the adjournment or postponement of the Meeting, if necessary to solicit additional proxies for any of the foregoing proposals

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Non-Voting Items

Change of Address —Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

B. Authorized Signatures — Unless you have voted over the Internet or by Telephone,

this section must be completed for your vote to be counted

(Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

Date (mm/dd/yyyy)—Please print the date below. Signature 1—Please keep signature within the box. Signature 2—Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR BY TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

FIRST FOUNDATION INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 29, 2015

The undersigned stockholder(s) of First Foundation Inc. (the “Company”) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated             , 2015, revokes all previously granted proxies and nominates, constitutes and appoints Ulrich E. Keller, Jr., Scott F. Kavanaugh and John Michel, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Tuesday, September 29, 2015 at 8:00 A.M., Pacific Time, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and at any and all adjournments and postponements thereof, as fully with the same force and effect as the undersigned might or could do if personally present at the Meeting, upon and in respect of the matters described below and in accordance with the instructions on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES LISTED, AND FOR PROPOSALS 2, 3, 4, 5 and 6. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE TEN NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” PROPOSALS 2, 3, 4, 5, AND 6, UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

MARK, SIGN AND DATE YOUR PROXY CARD

DETACH YOUR PROXY CARD

RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED